CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                  EXHIBIT 10.123

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                     BETWEEN

                           AXYS PHARMACEUTICALS, INC.

                                       AND

                                  CYTOVIA, INC.

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT


        THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (this "Agreement") is entered into and effective as of March 15, 2000, by and between AXYS PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 180 Kimball Way, South San Francisco, CA 94080 ("Axys"), and CYTOVIA, INC., a Delaware corporation having a place of business at 6650 Nancy Ridge Dr., San Diego, CA 92121 ("Cytovia"). Axys and Cytovia may be referred to herein individually as a "Party" or, collectively, as "Parties."

                                    RECITALS

        WHEREAS, Cytovia and its Affiliates possess proprietary technology and know-how related to modulation of caspases; and

        WHEREAS, Axys and its Affiliates are engaged in the research, development and marketing of products for the treatment of, among other things, diseases within the field of cancer; and

        WHEREAS, Axys and Cytovia desire to collaborate in the discovery, development and commercialization of products for use in the prevention, and/or treatment of certain human diseases as identified below.

        NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        Capitalized terms not otherwise defined herein will have the meaning set forth below:

        1.1 "AFFILIATE" with respect to either Party, will mean any Person controlling, controlled by, or under common control with such Party. For the purposes of this Section 1.1 only, "control" will refer to (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least 50% (or, if less, the maximum ownership interest permitted by law) of the voting securities or other ownership interest of a Person.

        1.2 "AXYS COMPOUNDS" means the compounds contributed by Axys pursuant to
Section 2.2(a).

        1.3 "AXYS KNOW-HOW" means all Information Controlled by Axys at any time during the Research Term or during the term of this Agreement that is necessary or useful for the identification, development synthesis, assaying, manufacture, use or sale of Lead Compounds, Candidate Compounds, Back-Up Compounds, Released Compounds, Clinical Development Compounds, Licensed Products or Released Products, but excluding Research Technology

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       1.

Patent Rights and any Information that Axys is restricted from disclosing due to confidentiality obligations to any Third Party and provided that after the period in which the license granted in Section 3.1(a)(ii) is in effect, that Axys will have no obligation to disclose to Cytovia any Axys Know- How obtained, discovered or developed after such period.

        1.4 "AXYS PATENTS" means all Patent Rights that are Controlled by Axys that claim (i) Lead Compounds, Candidate Compounds, Back-Up Compounds, Released Compounds, Clinical Development Compounds, Licensed Products or Released Products, (ii) the manufacture or use of Lead Compounds, Candidate Compounds, Back-Up Compounds, Released Compounds, Clinical Development Compounds, Licensed Products, or Released Products or (iii) methods or materials used for discovering, identifying, or assaying for, Lead Compounds, Candidate Compounds, Back-Up Compounds, Released Compounds, Clinical Development Compounds, Licensed Products or Released Products, in each case where such Patent Rights claim inventions made prior to the Effective Date.

        1.5 "BACK-UP COMPOUND" means any Candidate Compound that has been selected by Axys as a back-up compound with respect to a particular Clinical Development Compound, as provided in Section 5.1(a)(iv), together with any salt, solvate or prodrug of such selected back-up compound.

        1.6 "CANDIDATE COMPOUND" means any Lead Compound that is recommended by the JRC for further optimization and IND-enabling studies, pursuant to Section 5.1(a)(iii), and any derivative, analog or homolog of a compound contributed or developed by either Party hereunder and designated by the JRC as a Candidate Compound pursuant to Section 5.1(b), together with any salt, solvate or prodrug of such selected compound.

        1.7 "CLINICAL DEVELOPMENT COMPOUND" will have the meaning ascribed to such term in Section 5.1(a)(iv).

        1.8 "COMMERCIALIZATION BUDGET" will have the meaning ascribed to such term in Section 5.2(b).

        1.9 "COMMERCIALIZATION PLAN" will have the meaning ascribed to such term in Section 5.2(b).

        1.10 "CONFIDENTIAL INFORMATION" means a Party's confidential information, inventions, know-how, data and materials relating to (i) the Research, (ii) a Party's activities during the license period, and pursuant to the licenses, set forth in Sections 3.1(a)(ii) or 3.2(a)(ii), or (iii) the Lead Compounds, Candidate Compounds, Back-Up Compounds, Released Compounds, Clinical Development Compounds, Licensed Products or Released Products including without limitation research data and results, technical and scientific information, clinical development data and results, manufacturing, marketing, financial, personnel and other business information and plans, which, if disclosed in written, graphic or electronic form, is marked or otherwise designated as "confidential" or "proprietary" and, if disclosed orally, is summarized and designated as "confidential" or "proprietary" in a writing provided to the receiving Party not later than sixty (60) days after such disclosure. All information presented at

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       2.

the JRC or JDC meetings will be rebuttably presumed to be Confidential Information, regardless of whether it would otherwise qualify as such pursuant to the preceding sentence.

        1.11 "CONTROL" means, with respect to an item of Information or an intellectual property right, possession of the ability, whether arising by ownership or license, to grant a license or sublicense as provided for herein under such item or right without violating the terms of any agreement or other arrangements with any Third Party.

        1.12 "CYTOVIA COMPOUNDS" means the compounds contributed by Cytovia pursuant to Section 2.2(b).

        1.13 "CYTOVIA KNOW-HOW" means all Information Controlled by Cytovia at any time during the Research Term or during the term of this Agreement that is necessary or useful for the identification, development, synthesis, assaying, manufacture, use or sale of Lead Compounds, Candidate Compounds, Back-Up Compounds, Released Compounds, Clinical Development Compounds, Licensed Products or Released Products, but excluding Research Technology Patent Rights and any Information that Cytovia is restricted from disclosing due to confidentiality obligations to a Third Party and provided that after the period in which the license granted in Section 3.2(a)(ii) is in effect, Cytovia will have no obligation to disclose to Axys any Cytovia Know-How obtained, discovered or developed after such period.

        1.14 "CYTOVIA PATENTS" means all Patent Rights that are Controlled by Cytovia that claim (i) Lead Compounds, Candidate Compounds, Back-Up Compounds, Released Compounds, Clinical Development Compounds, Licensed Products, or Released Products, (ii) the manufacture or use of Lead Compounds, Candidate Compounds, Back-Up Compounds, Released Compounds, Clinical Development Compounds, Licensed Products, or Released Products, or (iii) methods or materials useful for discovering, identifying, or assaying for, Lead Compounds, Candidate Compounds, Back-Up Compounds, Released Compounds, Clinical Development Compounds, Licensed Products, or Released Products in each case where such Patent Rights claim inventions made prior to the Effective Date. Without limiting the foregoing, the Cytovia Patents will also include, when filed with the appropriate patent authority, Cytovia's existing draft patent applications, which have not been filed with a patent authority as of the Effective Date, that disclose the Cytovia Compounds and are identified by Cytovia's internal docket number as [ * ], and such applications, when so filed, will not be included in the Research Technology Patent Rights.

        1.15 "EFFECTIVE DATE" means the effective date of this Agreement as set forth in the first paragraph hereof.

        1.16 "EXCLUDED COMPOUND" means an Axys Compound that has been selected by Axys or Axys Advanced Technologies, Inc. ("AAT") for any licensee of Axys or AAT (i) for development and commercialization (other than pursuant to this Agreement) or (ii) pursuant to any exclusivity rights or rights to restrict use.

        1.17 "FAIR MARKET VALUE" means the cash consideration which a willing seller would realize from an unaffiliated, unrelated and willing buyer in an arm's length sale of an identical item sold in the same quantity and at the same time and place of the transaction.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       3.

        1.18 "FDA" means the United States Food and Drug Administration, or the successor federal agency thereto.

        1.19 "FIELD" means any and all uses for the prevention or treatment of [*].

        1.20 "FIRST COMMERCIAL SALE" means, with respect to any Licensed Product or Released Product in any country, the first sale for use or consumption by the general public of such Licensed Product or Released Product in such country after all Regulatory Approvals have been obtained in such country.

        1.21 "FTE" means a full-time scientific person dedicated by Cytovia or Axys to the Research, or in the case of less than a full-time dedicated scientific person, a full-time, equivalent scientific person year, based upon a total of forty-seven (47) weeks (i.e., one thousand eight hundred eighty (1,880) hours) per year of scientific work on or directly related to the Research. Scientific work on or directly related to the Research to be performed by a Party's employees may include, without limitation, and to the extent consistent with the Party's past practices, experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, attending appropriate meetings, seminars and symposia, managing and directing scientific staff, carrying out management duties related to the Research, including attendance at JRC meetings.

        1.22 "IND" means an investigational new drug application filed with the FDA for approval to commence human clinical trials of a pharmaceutical agent, or the equivalent in other countries or regulatory jurisdictions.

        1.23 "INFORMATION" means any data, results, inventories, information, know-how, processes, machines, trade secrets, techniques, methods, development, material, or compositions of matter of any type or kind.

        1.24 "JOINT RESEARCH COMMITTEE" OR "JRC" means that committee to be formed pursuant to Section 4.1.

        1.25 "JOINT DEVELOPMENT COMMITTEE" OR "JDC" means that committee to be formed pursuant to Section 4.2.

        1.26 "KNOW-HOW" means Axys Know-How and/or Cytovia Know-How.

        1.27 "LEAD COMPOUND" means a compound contributed by the Parties pursuant to Section 2.2(a) or Section 2.2(b) that is identified as meeting the criteria for a Lead Compound set forth in Schedule 1.27 by the JRC pursuant to
Section 5.1(a)(ii), and any derivative, analog or homolog of a compound contributed or developed by either Party pursuant to the Research and designated by the JRC as a Lead Compound pursuant to Section 5.1(b).

        1.28 "LICENSED PRODUCT" means any product, including any formulation thereof, containing or comprising a Clinical Development Compound for use within the Field.

        1.29 "LICENSED PRODUCT PATENT" will have the meaning ascribed to such term in Section 6.4.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       4.

        1.30 "MAJOR PHARMACEUTICAL MARKET" means each of [ * ].

        1.31 "MATERIALS" will have the meaning ascribed to such term in Section 2.8.

        1.32 "NET SALES" means the gross amounts received by a Party or any of its Affiliates or Sublicensees (each, a "Seller"), from all sales by Seller of any Licensed Product or Released Product, as reflected in Seller's books and records maintained in accordance with the accounting principles used by the applicable entity consistently applied across all of its products (which principles will comply with Generally Accepted Accounting Principles, where applicable), less the following deductions with respect to such sale, to the extent included in the amounts invoiced or subsequently actually allowed and taken, (i) all trade, cash and quantity credits, discounts, refunds or rebates or retroactive price reductions; (ii) allowances or credits for returns or rejected product; (iii) handling fees and restocking expenses for returned or rejected products; (iv) freight, transportation, postage and insurance paid by Seller; (v) sales taxes, tariffs, duties and other governmental charges (including value added tax) actually paid in connection with the sale (but excluding what are commonly known as income taxes), and (vi) reasonable and customary accrual-basis deductions from such gross amounts consistent with Seller's accounting policy, as the case may be, for governmental chargebacks or rebates (including without limitation Medicaid rebates). A "sale" will not include transfers or dispositions for charitable or promotional purposes or for preclinical, clinical, regulatory or governmental purposes prior to receiving marketing approval. In the event a Licensed Product or Released Product is sold in the form of a combination product containing one or more active ingredients which are themselves not Licensed Products or Released Products, the Net Sales will be calculated by multiplying the sales price of such combination product by the fraction A/(A+B) where A is the invoice price or Fair Market Value, whichever is greater, of the Licensed Product or Released Product and B is the total invoice price or Fair Market Value, whichever is greater, of the other product(s).

        1.33 "PATENT RIGHT" means (i) an issued and existing letters patent, including any extensions, supplemental protection certificates, registrations, confirmations, reissues, reexaminations or renewals thereof, (ii) pending applications, including any continuation, divisional, or continuation-in-part application thereof, for any of the foregoing, and (iii) all counterparts to any of the foregoing issued by or filed in any country or other jurisdiction.

        1.34 "PERSON" means any natural person, corporation, firm, business trust, joint venture, association, organization, company, limited liability company, partnership or other business entity, or any government or agency or political subdivision thereof.

        1.35 "PHASE I" means that portion of the clinical development program which generally provides for the first introduction into humans of a pharmaceutical product with the primary purpose of determining safety, metabolic and pharmacokinetic properties and clinical pharmacology of the product.

        1.36 "PHASE II" means that portion of the clinical development program which provides for the human clinical trials of a pharmaceutical product in a limited number of patients with the primary purpose of determining safety, dosing range and efficacy in the proposed therapeutic indication.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       5.

        1.37 "PHASE III" means that portion of the clinical development program which provides for the Pivotal Trials of a pharmaceutical product on sufficient numbers of patients to establish the safety and efficacy of a product for the desired label claims and indications to support Regulatory Approval of such product in a country or group of countries.

        1.38 "PIVOTAL TRIAL" means a Phase III or Phase II/III clinical trial designed to support Regulatory Approval of a pharmaceutical product, whether or not on a provisional basis such as a "fast-track" product designation or a nonprovisional basis.

        1.39 "PRODUCT DEVELOPMENT PLAN" will have the meaning ascribed to such term in Section 4.2(d).

        1.40 "PRODUCT DEVELOPMENT BUDGET" will have the meaning ascribed to such term in Section 4.2(d).

        1.41 "PROFIT OR LOSS" will have the meaning ascribed to such term in Exhibit A.

        1.42 "PROFIT SHARE OPTION" will have the meaning ascribed to such term in Section 5.3.

        1.43 "PROFIT SHARE OPTION PERIOD" will have the meaning ascribed to such term in Section 5.3.

        1.44 "REGULATORY APPROVAL" means any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, state, provincial or local regulatory agency, department, bureau or other government entity, necessary for the manufacture, use, storage, import, transport and sale of a Licensed Product or Released Product in a country.

        1.45 "RELATED COMPOUND" will have the meaning ascribed to such term in
Section 5.4(c).

        1.46 "RELEASED COMPOUND" will have the meaning ascribed to such term in
Section 3.2(b).

        1.47 "RELEASED PRODUCT" will have the meaning ascribed to such term in
Section 3.2(b).

        1.48 "RELEASED PRODUCT PATENT" will have the meaning ascribed to such term in Section 6.4.

        1.49 "RESEARCH" means the collaborative research program undertaken by the Parties pursuant to this Agreement during the Research Term to discover, identify, synthesize and evaluate compounds contributed, discovered or identified by the Parties hereunder for use in the Field.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       6.

        1.50 "RESEARCH PLAN" means the specific plan for conducting the Research, as described in Section 2.1, which will be attached hereto as Exhibit B, as such plan may be amended or revised from time-to-time by the JRC.

        1.51 "RESEARCH TECHNOLOGY" means all tangible and intangible Know-How, trade secrets, inventions (whether or not patentable), discoveries, developments, data, clinical and preclinical results, information, and physical, chemical or biological materials, and any replication of or any part of any of the foregoing, that was made by employees, agents or independent contractors of Axys and/or Cytovia, either alone or jointly, during the course of and in the conduct of the Research during the Research Term, or by employees, agents or independent contractors of either Party or jointly by employees, agents or independent contractors of Axys and Cytovia in connection with activities during the license period, and pursuant to the licenses, set forth in Sections 3.1(a)(ii) or 3.2(a)(ii).

        1.52 "RESEARCH TECHNOLOGY PATENT RIGHTS" means all Patent Rights that cover Research Technology.

        1.53 "RESEARCH TERM" means the period commencing on the Effective Date and (unless this Agreement is terminated earlier pursuant to Section 10.2) continuing for an initial term of [ * ]. Thereafter the Research Term may be renewed for [ * ]; provided, however, that the Parties mutually agree in writing to such renewal at least [ * ] prior to the expiration of the then current initial or renewal term, as applicable.

        1.54 "SCREENING" will have the meaning ascribed to such term in Section 2.7.

        1.55 "SCREENING TREE AND TIMELINE" will mean the screening protocol and timeline as set forth in Schedule 2.3(a).

        1.56 "SUBLICENSEE" means a Person other than an Affiliate of a Party to which either Party has granted sublicense rights under the licenses granted such Party hereunder, which rights include at least the rights to make and sell Licensed Products or Released Products. Third Parties that are permitted only to distribute and resell finished Licensed Products or Released Products, or that manufacture or finish Licensed Products or Released Products for supply to either Party or any of their Affiliates, are not "Sublicensees."

        1.57 "TERRITORY" means all countries, territories and protectorates throughout the world.

        1.58 "THIRD PARTY" means any Person other than Axys, Cytovia or Affiliates of either of them, or any Sublicensee.

        1.59 "VALID CLAIM" means a claim of an issued and unexpired patent which patent has not lapsed, been abandoned and which claim has not been canceled or declared invalid by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       7.

                                    ARTICLE 2

                             COLLABORATIVE RESEARCH

        2.1 RESEARCH PLAN. Within thirty (30) days following the Effective Date, the Parties will mutually agree upon a written Research Plan which will be generally consistent with the research plans discussed previously by the Parties in contemplation of this Agreement and will be attached hereto as Exhibit B and thereby become incorporated into this Agreement. The Parties will conduct the Research as generally specified in the Research Plan (as amended or revised by the JRC from time-to-time). The Research Plan, among other things, will specify the scientific direction, research objectives and research milestones, and will allocate Research responsibilities and resources between the Parties in a manner consistent with this Agreement. As promptly as practicable thereafter, subject to the terms and conditions herein, the Parties will each use commercially reasonable efforts to conduct the Research on a collaborative basis, with the goal of discovering, identifying, synthesizing and performing preclinical research on Lead Compounds and with the further goal of identifying and selecting certain Candidate Compounds that are suitable for development as Clinical Development Compounds and for commercialization as Licensed Products for use in the Field.

        2.2 RESEARCH CONTRIBUTIONS. Without limiting the foregoing, the Parties agree to commit the resources set forth in this Section 2.2 to perform their obligations under the Research Plan:

               (a) Axys will initially provide Cytovia with approximately [ * ] each of approximately four hundred thousand (400,000) compounds (each, an "Axys Compound") in a [ * ] format to be delivered to Cytovia in approximately equal installments over the first [ * ] of the Research Term, or as soon as reasonably practicable thereafter. After Cytovia completes its screening of such compounds, or within thirty (30) days after [ * ], whichever is earlier, the Parties will determine in good faith whether screening of additional compounds is appropriate. If such additional screening is agreed to, Axys will provide Cytovia with an additional quantity of compounds as determined by the JRC, not to exceed an additional three hundred thousand (300,000) compounds in total, as soon as reasonably practicable following such determination. Upon completion of all screening hereunder Cytovia will, at Axys' election, return or destroy remaining compound inventories provided by Axys to Cytovia.

               (b) Cytovia will initially contribute to the Research, from its libraries of compounds, [ * ] compounds (each, a "Cytovia Compound"), identified by the Parties and set forth on the attached Schedule 2.2(b), which will be the subject of initial research related activities as provided in the Research Plan. If and at such time as a Cytovia Compound fails either the second or third of the Lead Compound tests set forth on Schedule 1.27, Cytovia will contribute an additional Cytovia Compound mutually identified and agreed to by the Parties from Cytovia's libraries of compounds which compound will become the subject of research activities under the Research Plan. Notwithstanding anything to the contrary herein, unless otherwise agreed by the Parties, Cytovia will only be required to contribute a maximum of [ * ] such replacement Cytovia Compounds (for a maximum total of [ * ] Cytovia Compounds contributed altogether). Cytovia will provide Axys with the synthetic route for the Cytovia Compounds and such quantities of such Cytovia Compounds as Axys reasonably requests for

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       8.

purposes of performing its obligations under the Research Plan which, in any event, will not be less than [ * ] for each Cytovia Compound. Upon completion of all activities under the Research Plan, Axys will, at Cytovia's election, return or destroy remaining amounts Cytovia Compounds if Axys does not continue to develop such compound.

               (c) Each Party will commit such number of its FTEs as specified from time-to-time in the Research Plan as necessary to conduct its responsibilities under the Research Plan or such other number of FTEs as the Parties may agree.

               (d) The Parties will maintain and utilize scientific staff, laboratories, offices and other facilities consistent with their performance of activities under Section 2.2 and will use personnel with sufficient skills and experience as are required to accomplish efficiently and expeditiously the objectives of the Research as set forth in the Research Plan in good scientific manner and in compliance in all material respects with all requirements of applicable laws, rules and regulations, and all other requirements of applicable good laboratory practices.

        2.3 RESPONSIBILITIES. The Research will be managed and directed on a day to day basis in accordance with the goals and objectives agreed upon by the JRC, as provided in ARTICLE 4 hereof, in accordance with the Research Plan. Without limiting the foregoing:

               (a) Cytovia will, in accordance with the Screening Tree and Timeline attached hereto as Schedule 2.3(a), (i) perform, as applicable, primary, secondary and tertiary cell-based screens of the Axys Compounds pursuant to Section 2.2(a), Cytovia Compounds and other compounds as the Parties may agree that arise from the Parties' research activities during the license period, and pursuant to the licenses, set forth in Sections 3.1(a)(ii) or 3.2(a)(ii), and (ii) provide to Axys and the JRC the results of such screens. Cytovia will also conduct research to ascertain the [ * ] of Candidate Compounds to the extent practicable, as directed by the JRC or as provided in the Research Plan.

               (b) With respect to Lead Compounds identified through screening (pursuant to Section 2.3(a)) Axys will perform initial lead development to identify prospective Candidate Compounds including (i) [ * ], (ii) preclinical evaluation including, without limitation, [ * ] and (iii) [ * ]. Axys will provide results of such activities to the JRC.

        2.4 RESEARCH FUNDING. Each Party will be solely responsible for the costs associated with its Research efforts and preclinical evaluation and development efforts hereunder as each determines to be appropriate and consistent with the Research Plan provided, however, that in the event either Party exercises its Profit Share Option pursuant to Section 5.3, then such costs will be allocated between the Parties in accordance with Section 5.3.

        2.5 INFORMATION, DISCLOSURE AND REPORTS.

               (a) During the course of the Research, each Party will disclose to the other the Know-How and patent applications of such Party included in such Party's Patents as the other Party reasonably needs to conduct its obligations and assigned tasks under the Research Plan. All work conducted by either Party in the course of the Research (or in connection with activities during the license period and pursuant to the licenses set forth in Sections 3.1(a)(ii) or 3.2(a)(ii))

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       9.

will be completely and accurately recorded, in sufficient detail and in good scientific manner, in separate laboratory notebooks that do not contain information relating to other work being conducted by the Parties outside the Research. On reasonable notice, and at reasonable intervals, each Party will have the right to inspect and copy all such records of the other Party relating to Research Technology, to the extent reasonably required to carry out its respective obligations and to exercise its respective rights hereunder. Notwithstanding any thing to the contrary in Section 1.10 or otherwise, all such records will constitute Confidential Information of the Party creating such records. The Parties acknowledge and agree that neither Party guarantees the success of the Research tasks it undertakes hereunder.

               (b) To protect the Parties' patent rights in any inventions conceived or reduced to practice during or as a result of the Research, each Party agrees to maintain a policy which requires its employees to record and maintain all data and information developed during the Research in such a manner as to enable the Parties to use such records to establish the earliest date of invention and/or diligent reduction to practice. At a minimum, the policy will require such individuals to record all inventions generated by them in standard laboratory notebooks which are dated and corroborated by non-inventors on a regular, reasonably contemporaneous basis.

               (c) Subject to restrictions imposed by a Party's confidentiality obligations to any Third Party, each Party will also disclose at any time at or before the end of the Research Term (and in connection with activities during the license period, and pursuant to the licenses, set forth in Sections 3.1(a)(ii) or 3.2(a)(ii)) any Know-How learned, acquired or discovered by such Party reasonably promptly after such Know-How is learned, acquired or discovered to the extent necessary or reasonably useful to the other Party for conducting its tasks under the Research. Further, each Party will disclose to the other all Research Technology discovered, invented, or acquired by such Party during the Research Term (or in connection with activities during the license period, and pursuant to the licenses, set forth in Sections 3.1(a)(ii) or 3.2(a)(ii)) promptly, including, without limitation, information regarding Lead Compounds, Candidate Compounds, Back-Up Compounds, Released Compounds, Clinical Development Compounds, Licensed Products or Released Products and results of in vitro and in vivo studies. Nothing herein will require either Party to disclose information received from a Third Party during the period in which such information remains subject to confidentiality obligations to such Third Party.

        2.6 TREATMENT FOR COMMERCIAL OR SCIENTIFIC IMPRACTICABILITY. If, during the Research Term, the JRC determines that (a) the then current Research Plan is not expected to lead to or result in Candidate Compounds or that it would be commercially or scientifically impractical, imprudent or inadvisable to continue with the then current Research Plan, or (b) a Patent Right owned by a Third Party is either granted or published in a Major Pharmaceutical Market and such Patent Right (a "Blocking Patent") claims (i) a Candidate Compound and a substantial number of the compounds identified through the Research as having the potential to be named as Candidate Compounds, or (ii) the use in the Field of a Candidate Compound and a substantial number of the compounds identified through the Research as having the potential to be named as Candidate Compounds (each, a "Blocking Claim"), and (c) there is no reasonable revision that could be made to such Research Plan so that the Research can continue in a productive manner consistent with the objectives of the Research and this Agreement, then upon

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                                      10.

such determination, the Parties will meet and confer to discuss the continuation of research during the remainder of the Research Term on a substitute research program to be mutually agreed to by the Parties. The terms and conditions of such research and appropriate revisions to the Research Plan will be negotiated by the Parties in good faith for a reasonable period not to exceed ninety (90) days. In the event the Parties are unable to reach an agreement on such substitute research program, either Party will have the right to terminate this Agreement upon thirty (30) days written notice without liability to the other Party.

        2.7 TREATMENT FOR MATERIAL FAILURE TO CONDUCT THE RESEARCH. If, during the Research Term, Cytovia materially breaches its obligations under the first sentence of Section 2.3(a) or Section 5.1(a)(i), including without limitation, any significant delay in the screening of a significant portion of the Axys Compounds (the "Screening"), which breach is not due to any act or omission of Axys and is not cured within [ * ] after the receipt of notice of such breach from Axys (or, if such breach cannot be cured within such [ * ] period), Axys will be entitled, in lieu of any of its other rights conferred on it by this Agreement with respect to such breach, to perform the Screening, and Axys will have the right to exercise the expanded license set forth in Section 3.1(a)(i) with respect to the Screening. In addition, if Axys elects to perform the
Screening:

               (a) Cytovia will promptly deliver to Axys at Cytovia's sole cost
(i) all materials (including, without limitation, equipment lists, know-how, data, formulae, instructions and protocols) necessary to perform the Screening, and (ii) any and all data, information, and know-how developed by Cytovia pursuant to its performance to date of its responsibilities under Section 2.3(a) and Section 5.1(a)(i);

               (b) Cytovia will make available to Axys at Cytovia's sole cost, for as long as Axys reasonably requires to complete the activities in accordance with the Screening Tree, sufficient Cytovia personnel of appropriate knowledge, training and experience, to provide instruction and guidance to Axys in conducting the Screening and to assist in analyzing and interpreting the results of the Screening; and

               (c) With respect to any Licensed Product developed pursuant to the Screening performed by Axys, Cytovia will have no Profit Share Option with respect to such Licensed Product and all expenses incurred in conducting the Screening will be fully creditable against any Royalties due Cytovia pursuant to
Section 6.2 and Section 6.3 as applicable.

               (d) If Axys exercises the right to perform the Screening activities set forth in this Section 2.7, then Axys shall have the right to practice the expanded license set forth in Section 3.1(a)(i) with respect to such Screening activities solely to perform activities set forth in this Section
2.7 and other related activities reasonably necessary to undertake and complete such Screening, and Axys shall not use any materials, information or Know-How provided by Cytovia pursuant to this Section 2.7 for any purpose other than to perform such activities. Additionally, Axys shall limit access to such materials, information, data or Know-How to those employees and independent contractors who have a need to know such information to perform under this Agreement. Upon Axys' completion of such activities, it shall return to Cytovia all remaining materials transferred by Cytovia pursuant to Section 2.7(a) (except for compounds identified by the JRC as Lead Compounds and any compounds related thereto), if any, and shall either return

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                                      11.

to Cytovia or destroy, all remaining copies of any materials, information and Know-How transferred to Axys by Cytovia that are not necessary for Axys' performance of its other obligations under this Agreement and would not otherwise have been provided hereunder, as Cytovia shall direct.

        2.8 MATERIAL TRANSFER. Each Party will transfer to the other Party certain biological materials or chemical compounds including, but not limited to, the compounds to be provided by the Parties pursuant to Section 2.2(a) and
Section 2.2(b), for use in furtherance of the Research (collectively, the "Materials"). Except as otherwise provided under this Agreement, all such Materials transferred hereunder will (a) remain solely under the control of the receiving Party and (as between the Parties) continue to be the sole property of the transferring Party, (b) be used only in furtherance of the Research, (or in connection with activities conducted during the license period, and pursuant to the licenses, set forth in Sections 3.1(a)(ii) or 3.2(a)(ii)), (c) not be provided or made available to, or used by the Receiving Party or for the benefit of, any Third Party without the prior written consent of the transferring Party, and (d) not be used in research or testing involving human subjects. The Materials supplied under this Section 2.8 must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 11.3 AND
SECTION 11.4 HEREOF, THE MATERIALS ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY INTELLECTUAL PROPERTY OR OTHER RIGHTS OF ANY THIRD PARTY.

        2.9 LIABILITY. In connection with the conduct of the Research (or in connection with activities conducted during the license period, and pursuant to the licenses, set forth in Sections 3.1(a)(ii) or 3.2(a)(ii)) each Party will be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent acts or omissions of that Party and its directors, officers, employees and agents.

        2.10 SUBCONTRACTORS. Axys and Cytovia may perform some of their obligations under the Research Plan (or in connection with activities conducted during the license period, and pursuant to the licenses, set forth in Sections 3.1(a)(ii) or 3.2(a)(ii)) through one or more subcontractors provided that (i) none of the rights of either Party hereunder are diminished or otherwise adversely affected as a result of such subcontracting, and (ii) the subcontractor undertakes in writing obligations of confidentiality and limited-use regarding Confidential Information which are substantively the same as those undertaken by the Parties pursuant to ARTICLE 8. In the event either Party performs one or more of its obligations under the Research Plan (or in connection with activities conducted during the license period, and pursuant to the licenses, set forth in Sections 3.1(a)(ii) or 3.2(a)(ii)) through a subcontractor, then such Party will at all times be responsible for the performance and payment of such subcontractor.

        2.11 EXCLUDED COMPOUNDS. Cytovia acknowledges and agrees that certain Axys Compounds are subject to the exercise by Third Parties of rights of exclusivity or rights to restrict use by other parties, including Axys. From time-to-time Axys may be notified that such rights have been exercised. Upon receipt of such notice(s), the Axys Compound(s) to which

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                                      12.
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such notice(s) apply will become Excluded Compounds and all rights hereunder pertaining to such Excluded Compounds will be limited to the extent required by such Third Party rights. Axys will inform Cytovia of the exercise of any such rights as such rights are exercised from time-to-time and the limitations resulting therefrom.

        2.12 EXCLUSIVITY. In the event the JRC determines that an Axys Compound should be designated as a Lead Compound pursuant to Section 5.1(a)(ii) and further determines that such Axys Compound should be given exclusivity status to the extent available, Axys will exercise and, if applicable, will cause AAT to exercise, such rights of exclusivity and rights to restrict use with respect to such Axys Compound as Axys and AAT may then have.

                                    ARTICLE 3

                                    LICENSES

        3.1 TO AXYS.

               (a) Subject to the other provisions of this Agreement, Cytovia hereby grants Axys under the Cytovia Patents, Cytovia Know How and Cytovia's interest in the Research Technology and Research Technology Patent Rights:

                      (i) a non-exclusive, worldwide, paid up right and license (with the right to sublicense solely as permitted in Section 2.10) solely to conduct its Research activities pursuant to this Agreement during the Research Term. If Axys exercises its rights under Section 2.7 by reason of Cytovia's material breach of certain obligations, then the foregoing license shall be expanded to include Axys' performance of the Screening as set forth in Section 2.7.

                      (ii) Commencing at the expiration of the Research Term (including any extension thereof) and for a period of [ * ] thereafter, a non-exclusive, worldwide, paid up right and license (with the right to sublicense solely as permitted in Section 2.10) to optimize and, in connection with Axys' activities under this Agreement, make and use (but not sell, offer for sale or import) Candidate Compounds for use in the Field subject to all other provisions of this Agreement relating to Licensed Products. Axys may extend the license granted in this Section 3.1(a)(ii) by written notice to Cytovia while Axys continues to diligently pursue development of Candidate Compounds under the provisions of this Agreement; and

                      (iii) subject to the other provisions of this Agreement an exclusive (including with regard to Cytovia except as necessary to permit Cytovia to perform its obligations under this Agreement and to practice the licenses granted to it in Section 3.2), worldwide, royalty-bearing right and license, with the right to sublicense, (A) solely to develop, and to make, have made and use for such purpose, Candidate Compounds and Back-Up Compounds for use in the Field, and (B) to make, have made, import, use, sell and offer for sale Licensed Products for use in the Field. For the avoidance of doubt, it is understood that the right of Axys, and its designated Affiliates, to sell Licensed Products will include the right to sell such Licensed Products under the foregoing license through distributors.

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                                      13.
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               (b) Axys will at all times retain the exclusive right to develop and commercialize without any payment to Cytovia, Axys Compounds or any other compounds, other than Lead Compounds, Candidate Compounds, Back-Up Compounds, Clinical Development Compound, Licensed Compounds and Released Compounds, derived from compounds provided by Axys pursuant to Section 2.2(a), and pharmaceutical products containing or comprising such compounds.

        3.2 TO CYTOVIA.

               (a) Subject to the other provisions of this Agreement, Axys hereby grants Cytovia under the Axys Patents, Axys Know-How and Axys' interest in the Research Technology and the Research Technology Patent Rights:

                      (i) a non-exclusive, worldwide, paid up right and license (without the right to sublicense) solely to conduct its Research activities pursuant to this Agreement during the Research Term; and

                      (ii) if Cytovia exercises its License Option pursuant to
Section 3.2(b), commencing at the expiration of the Research Term (including any extension thereof) and for a period of [ * ] thereafter, a non-exclusive, worldwide, paid up right and license (with the right to sublicense solely as permitted in Section 2.10) solely to optimize, and, in connection with Cytovia's activities under this Agreement, make and use (but not sell, offer for sale or import) solely in connection with such optimization, Released Compounds for use in the Field subject to all provisions of this Agreement relating to Released Products. Cytovia may extend the license granted in this Section 3.2(a)(ii) beyond such [ * ] period by written notice to Axys while Cytovia continues to diligently pursue development of Released Compounds under the provisions of this Agreement.

               (b) Subject to the other provisions of this Agreement, (including without limitation, Section 5.5) as to those Candidate Compounds, if any, Axys decides not to advance as Clinical Development Compounds or Back-Up Compounds pursuant to Section 5.1(a)(iv) (each a "Released Compound"), Axys hereby grants to Cytovia, subject to the terms and conditions hereof, an exclusive option (the "License Option") during [ * ] following each decision by Axys not to advance any particular Candidate Compound as either a Clinical Development Compound or Back-Up Compound (the "License Option Period"), to obtain an exclusive (including with regard to Axys), world-wide, royalty-bearing right and license, with the right to sublicense, under the Axys Patents and Axys Know-How solely
(i) except as provided in Section 3.2(a)(ii), to conduct development on, and to make, have made and use for such purpose, any such Released Compound(s) for use in the Field, and (ii) to make, have made, import, use, sell and offer for sale pharmaceutical products containing or comprising any such Released Compound(s) in any formulation (each, a "Released Product") for use in the Field. Except as set forth herein, the terms of such license will be those that would apply if Axys were commercializing such Released Product as a Licensed Product hereunder, with the roles of the Parties reversed. Notwithstanding anything herein to the contrary, Cytovia will not have a License Option with respect to any Back-Up Compound to a Candidate Compound that Axys has selected as a Clinical Development Compound. Each License Option will be exercisable by written notice

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                                      14.
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from Cytovia to Axys during the applicable License Option Period, and any such license will become effective automatically upon Axys' receipt of written notice of exercise from Cytovia.

               (c) Subject to Section 5.5, Cytovia will at all times retain the exclusive right to develop and commercialize without any payment to Axys, Cytovia Compounds other than Lead Compounds, Candidate Compounds, Back-Up Compounds, Clinical Development Compounds and Licensed Compounds, and pharmaceutical products containing or comprising such Cytovia Compounds.

        3.3 TO THIRD PARTIES. In the event Cytovia does not exercise its License Option pursuant to Section 3.2(b), then the Parties may mutually agree to license rights in and to the applicable Released Compound or Released Product to a Third Party acceptable to both Parties provided, however, that the Parties will share equally any proceeds from such license.

                                    ARTICLE 4

                         MANAGEMENT OF THE COLLABORATION

        4.1 CREATION AND STRUCTURE OF THE JOINT RESEARCH COMMITTEE.

               (a) CREATION OF JRC. Within ten (10) days of the Effective Date, the Parties will create a Joint Research Committee of six (6) members to facilitate the research collaboration called for herein. The JRC membership will consist of an equal number of representatives nominated by each Party. Members of the JRC may be represented at any meeting by a designee appointed by such member for such meeting. Each Party will be free to change its representatives on notice to the other or to send a substitute representative to any JRC meeting.

               (b) REGULAR MEETINGS. Axys will call the meetings of the JRC and chair such meetings. The JRC will meet in person at least once every three (3) months during the Research Term and thereafter as reasonably requested by either of the Parties until (i) the expiration or termination of a license under Sections 3.1(a)(ii) or 3.2(a)(ii), or (ii) such later date as the Parties may agree if either Party has exercised the Profit Share Option and the Parties are continuing the Research; thereafter, the JRC will cease to exist. Meetings will alternate between the offices of Axys and Cytovia. A JRC member of the Party hosting the meeting will serve as Secretary of that meeting. Each Party will disclose to the other Party proposed agenda items in advance of each meeting of the JRC. The Secretary of the meeting will prepare and distribute to all members of the JRC minutes of the meeting sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Such minutes will provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the JRC. Minutes of each JRC meeting will be approved or disapproved, and revised as necessary, at the next meeting. Final minutes of each meeting will be distributed to the members of the JRC. The JRC may also convene, or be polled or consulted from time-to-time by means of telecommunications, video conferencing or written correspondence, as the Parties determine is necessary or appropriate.

               (c) RESPONSIBILITIES OF THE JRC DURING THE RESEARCH TERM. During the Research Term, the JRC will be the primary vehicle for interaction between the Parties with

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respect to the Research. Without limiting the foregoing, during the Research
Term, the JRC will be responsible for: (i) reviewing, approving and amending the Research Plan; (ii) directing, managing and monitoring the progress of the Research, (iii) [ * ] Lead Compounds, Candidate Compounds and [ * ] Candidate Compounds for further development as Clinical Development Compounds as contemplated in Section 5.1(a); and (iv) reviewing and commenting upon (but not approving) the patent filing strategies of the Parties as provided in ARTICLE 7.

               (d) RESPONSIBILITIES OF THE JRC AFTER THE RESEARCH TERM. After the Research Term, the JRC will continue to exist, subject to the other provisions of this Section 4.1(d), primarily (i) as a vehicle to inform each Party about, and to obtain each Party's input regarding, the other Party's continuation of the activities conducted pursuant to the licenses granted under
Section 3.1(a)(ii) or Section 3.2(a)(ii), if any, and (ii) pursuant to Section 5.1(b), to [ * ] the class of compounds to which derivative, analogs and homologs of compounds contributed or developed hereunder belong. After the end of the Research Term, the JRC will cease to manage and direct the Research or any continuation of activities conducted pursuant to the licenses granted under
Section 3.1(a)(ii) or Section 3.2(a)(ii) by either Party as permitted hereunder, and, except as provided hereinafter and to perform its classification responsibilities under Section 5.1(b), the JRC will no longer have the responsibilities and decision-making authority otherwise provided for in this Agreement; provided, however, that in the event that either Party exercises the Profit Share Option and the Parties agree to a further continuation of the Research thereafter, the JRC will again be responsible for managing and directing the continuation of the Research to the same extent it is responsible for managing and directing the Research during the Research Term. During the period that the JRC does not have responsibility for managing and directing any continuation of activities conducted pursuant to the licenses granted under
Section 3.1(a)(ii) or Section 3.2(a)(ii), the Party conducting such continuation of Research will be responsible for managing and directing any Research activities it deems appropriate and will do so in good faith with the same goals as set forth in Section 2.1.

               (e) DECISIONS OF THE JRC. At least four (4) members of the JRC will constitute a quorum for any meeting of the JRC; provided, that there are at least two (2) members present from each Party. All decisions of the JRC will be made by the unanimous vote of all JRC members participating in the meeting. In the event that the members of the JRC cannot agree with respect to a particular issue, such issue will be referred to Axys' Chief Technical Officer and Cytovia's Chief Executive Officer who will discuss such issue in good faith (each Party giving due consideration to the other) and who will make a reasonable good faith effort to reach agreement thereon within the [ * ] period after such JRC meeting. In the event such persons are unable to reach an agreement on such issue, it will be referred to the Chief Executive Officers of Axys and Cytovia for resolution pursuant to Section 11.12.

               (f) EXPENSES. Each Party will be responsible for all travel and related costs for its representatives to attend meetings of, and otherwise participate on, the JRC.

        4.2 CREATION AND STRUCTURE OF THE JOINT DEVELOPMENT COMMITTEE.

               (a) CREATION OF JDC. If either Party exercises its Profit Share Option with respect to a Licensed Product or Released Product, pursuant to
Section 5.3 and only after the first such exercise, then within [ * ] thereafter the Parties will create a Joint Development Committee

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(the "JDC") with the purpose of providing direction, as provided herein, in the subsequent development through Regulatory Approval of Licensed Products or Released Products, including without limitation, pre-clinical research and, if any, clinical research. The JDC will be composed of six (6) representatives, of which three (3) representatives will be appointed by each of Axys and Cytovia. Such representatives will include individuals with expertise and responsibilities in the areas of preclinical development and clinical development and other relevant areas of expertise. Either Party may replace any or all of its representatives on the JDC at any time upon written notice to the other Party.

               (b) REGULAR MEETING. The JDC will meet at least once each calendar quarter, or more frequently, as agreed by the Parties until the First Commercial Sale of the last Licensed Product or Released Product developed by Axys or Cytovia, or until such time as the Parties otherwise agree. Axys will call the meetings of the JDC by written advance notice to Cytovia and will chair such meetings. At least four (4) members of the JDC will constitute a quorum for any meeting; of the JDC; provided, that there are at least two (2) members present from each Party. Each representative will have one (1) vote on all matters within the JDC's purview. On matters requiring the approval of the JDC, such approval will be by the unanimous vote of all JDC members participating in the meeting.

               (c) ROLE OF JDC AND INTERACTIONS WITH THE PARTIES. Each Party will have responsibility as contemplated in Section 5.1(b) for the further development and Regulatory Approval of Candidate Compounds and Back-Up Compounds and the commercialization of Licensed Products or Released Products it selects even after the JDC is formed. Each Party will update the JDC at the quarterly JDC meetings, or more often as required, on important development plans, Regulatory Approval and (to the extent relevant to the development process) Commercialization Plans, activities and results. In their updates, reports and plans, each Party will provide the JDC to the extent practicable with information comparable to that relied on by such Party for its own internal decision-making and all such updates, reports and plans will be in such form and will contain such detail as the JDC may reasonably require in order to fulfill its purposes.

               (d) THE PRODUCT DEVELOPMENT PLAN PROCESS. At the quarterly JDC meetings (which, upon agreement of the Parties, may be part of Axys' or Cytovia's internal development review meetings) each Party will present, as applicable, the significant updates, revisions and modifications to its product development plan for a Candidate Compound (its "Product Development Plan"). The Product Development Plan and any update, revision or modification thereto will be consistent with generally accepted development practices in the industry for development of similar products of similar market potential. Such presentations will include the rationale for any significant revisions or modifications, as well as timing and cost implications and other meaningful information. Each Party, as applicable, will also present the annual product development budget for their respective Product Development Plan(s) (the "Product Development Budget") on an annual basis during such meetings. From time to time thereafter, such Parties will present any modifications, increases and decreases to such Product Development Budgets during the quarterly JDC meetings. The JDC will review such plans, budgets as well as updates, revisions and modifications thereto and will provide the presenting Party with input, advice and guidance with respect thereto and will recommend additional revisions and modifications as deemed appropriate.

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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                                      17.
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               (e) RELATED COMPOUNDS. In the event that, after a Party exercises its Profit Share Option, the other Party desires to engage in additional research or clinical development with respect to any Candidate Compound related to the Clinical Development Compound or Released Compound to which the Profit Share Option applies (such as a Back-Up Compound or a second generation compound), the Party proposing to undertake such research and development will prepare and present to the JDC (and the JRC to the extent additional research is contemplated) an initial Product Development Plan for such related Candidate Compound. In any event, the Party exercising its Profit Share Option will have the option to share equally with the other Party in the Profits and Losses for any such related Candidate Compound subject to and as set forth in Section 5.3.

                                    ARTICLE 5

                PRODUCT DEVELOPMENT, COMMERCIALIZATION AND OPTION

        5.1 DEVELOPMENT AND SELECTION OF COMPOUNDS.

               (a) Candidate Compounds will be identified and selected as follows:

                      (i) Cytovia will, in accordance with the Screening Tree and Timeline, (A) perform, as applicable, primary, secondary and tertiary cell-based screens of Axys Compounds and Cytovia Compounds (and certain other compounds as the Parties may agree that are developed by either Party in connection with activities during the license period and pursuant to the licenses set forth in Sections 3.1(a)(ii) or 3.2(a)(ii)), and (B) provide to Axys and the JRC the results of such screens including, in particular, the identity of potential Lead Compounds indicated by such screening.

                      (ii) Based on its evaluation of such results, [ * ] will determine the identity of Lead Compounds. With respect to such Lead Compounds, Axys will perform (A) [ * ], (B) preclinical evaluation including, without limitation, [ * ], and (C) [ * ].

                      (iii) Based on the results of the screening and lead optimization efforts described above, and criteria established by the JRC, [ * ] will recommend as promptly as practicable which specific compounds will be designated Candidate Compounds and preclinical development activities to advance one or more Candidate Compounds to the point of commencement of IND-enabling studies. (All such recommendations will be noted in [ * ].) With respect to such Candidate Compounds, Axys will perform [ * ] preclinical development activities [ * ]; provided, however, that Axys will not be required to undertake such development with respect to more than [ * ] at a time. Concurrently, Cytovia will conduct [ * ] research to ascertain the [ * ] of such Candidate Compounds.

                      (iv) With respect to any such Candidate Compound(s) for which preclinical development activities have been concluded, so developed and researched Axys will, in its sole discretion, select the Candidate Compound(s) for which it desires to perform IND-enabling studies and will prepare a development plan and budget for each such compound for review by the JRC ("Clinical Development Compounds") and select one or more Candidate Compounds as Back-Up Compounds to such Clinical Development Compound(s). Axys will

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      18.

promptly notify Cytovia upon Axys' decision not to pursue a Candidate Compound as either a Clinical Development Compound or a Back-Up Compound.

               (b) Any compounds selected by Axys for further development as a Candidate Compound, Clinical Development Compound or Back-Up Compound will, upon designation of such compound as a compound for an increasing level of development, cease to be included in the class of compound in which it was previously included, and any Candidate Compound that becomes a Released Compound pursuant to Section 3.2(b) will thereafter cease to be included in any other class of compound. The Parties anticipate that in the course of their activities under this Section 5.1 and Cytovia's practice of its license, if any, under
Section 3.2(a)(ii) and Section 3.2(b) they will develop or discover derivatives, analogs or homologs of Lead Compounds, Candidate Compounds, Clinical Development Compounds, Back-Up Compounds and Released Compounds. During the Research Term and during the license period set forth in Sections 3.1(a)(ii) or 3.2(a)(ii), the applicable Party will report any development or discovery of any such derivative, analog and homolog, and all relevant data pertaining thereto to the JRC which, in turn, will [ * ] the class of compounds (e.g., Lead Compound, Candidate Compound, etc.) to which such derivatives, analog, or homologs belong.

               (c) Subject to Section 4.2, if applicable, once a Candidate Compound is selected for IND-enabling studies (by Axys pursuant to Section 5.1(a)(iii), or by Cytovia pursuant to Section 3.2(b)), the selecting Party will be solely responsible for directing the development of, and will have the sole right to carry out the development of, such Candidate Compound through the final stage of preclinical development, and all phases of clinical trials, and to make all applications for and obtain all Regulatory Approvals on a worldwide basis. The Parties will use commercially reasonable efforts to develop Candidate Compounds; provided, however, that Axys and Cytovia will be entitled at any time, without liability to the other Party, to determine in its sole discretion to discontinue development or commercialization of any Clinical Development Compounds, Candidate Compounds or Back-Up Compounds by written notice to the other Party.

               (d) Each Party will be solely responsible for all costs and expenses it incurs in connection with its preclinical and clinical development and regulatory efforts undertaken pursuant to and in accordance with this Agreement with respect to Candidate Compounds, Back-Up Compounds, Released Compounds and Clinical Development Compounds, except as otherwise provided herein in the event, and to the extent, that either Party exercises Profit Share Options pursuant to Section 5.3.

        5.2 COMMERCIALIZATION.

               (a) GOOD FAITH COMMERCIALIZATION. Subject to the Parties' respective payment obligations hereunder, each Party will have the right in its sole discretion to directly develop and commercialize the Licensed Products or Released Products, as applicable, in the Territory in accordance with the terms and conditions of this Agreement. Each Party will conduct its commercialization activities (including without limitation development of its Commercialization Plans) in good faith and in a manner consistent with generally accepted commercialization practices in the industry for commercialization of similar products.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      19.

               (b) COMMERCIALIZATION PLAN. Each Party will develop commercialization plans (each a "Commercialization Plan") for each Licensed Product or Released Product it intends to commercialize hereunder, which plan will generally encompass, among other things, (i) demographics, market dynamics and market strategies in the Territory, estimated country launch dates in the Territory, a sales and expense forecast in the Territory, manufacturing plans and expected product profile based upon the development plan; (ii) a marketing plan (including projected strategies pertaining to discounts, and samples) for the Territory; and (iii) a commercialization budget (containing the annual and quarterly forecasts), including launch plan and launch budget ("Commercialization Budget") for each Licensed Product or Released Product for the Territory. The Parties acknowledge that Commercialization Plans and Commercialization Budgets are not static and are not guarantees and that each may be revised and updated by the drafting Party from time-to-time. All significant changes to Commercialization Plans and Commercialization Budgets will be [ * ].

        5.3 PROFIT-SHARE OPTION. With respect to the sale of Licensed Products or Released Products the non-selling Party will have the option, on a compound-by-compound basis, to share equally with the Party developing a particular Licensed Product or Released Product in the Profits or Losses (as defined in Exhibit A) from the sales of such Licensed Products or Released Products, as applicable, pursuant to the terms and conditions provided in Exhibit A, (the "Profit Share Option"), in lieu of the payments provided for in
Section 6.2 and Section 6.3. The selling Party will give written notice to the non-selling Party immediately upon, in the case of Axys as the selling Party, its decision to select a Clinical Development Compound under Section 5.1(a)(iv) or, in the case of Cytovia as the selling Party, its decision to exercise its option to develop a Released Compound under Section 3.2(a)(ii) (in either case the "PSO Compound"). Thereafter, the selling Party will make available to the non-selling Party at the selling Party's offices (to the extent not previously provided) all relevant information pertaining to the selling Party's decision and will make its Chief Medical Officer available at a mutually agreeable time to present and discuss the selling Party's rationale for its decision as well as its product development plan (the "Product Development Plan") for the PSO Compound, including (among other things) a reasonably specific description of the clinical trial plan for the PSO Compound, a reasonably detailed budget for such clinical trial plan, the identification of any other indication for such PSO Compound which the selling Party then intends to pursue, the projected cost for clinical development for such other indication and the overall Product Development Budget. The non-selling Party will have the right to exercise the Profit Share Option only by written notice to the selling Party during a period commencing on the date the non-selling Party begins its review, but in no event later than [ * ] after receipt by the non-selling Party of written notice from the selling Party of its decision to proceed with such Product Development Plan and stating that the complete Project Development Plan is available at the selling Party's offices for review by the non-selling Party, and continuing for [ * ] thereafter. If a Party exercises the Profit Share Option as provided herein the following will apply, subject to Section 4.2:

               (a) The non-selling Party will not conduct any development of the PSO Compound or incur any direct costs for such development, unless agreed to by the selling Party in writing. With respect to the PSO Compound, the Parties will share equally in all directly allocated development costs dating from the [ * ] for the PSO Compound (collectively "Shared Costs") including without limitation [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      20.

                      (i) Within [ * ] after the non-selling Party has exercised its Profit Share Option, each Party will report to the other Party the Shared Cost incurred by the reporting Party as of the date the Profit Share Option is exercised; within [ * ] after both reports have been received, the Party that has incurred the smaller amount during the reporting period will pay to the other Party one-half (1/2) of the difference between the amounts incurred by the Parties during such period.

                      (ii) Within [ * ] after the end of each calendar quarter, each Party will report to the other Party the Shared Costs incurred by the reporting Party during such quarter; within [ * ] after both reports have been received, the Party that has incurred the smaller amount during the reporting period will pay to the other Party one-half (1/2) of the difference between the amounts incurred by the Parties during such period.

               (b) Provisions of this Section 5.3 will apply to all indications of Licensed Products or Released Products, as applicable, incorporating the PSO Compound. In addition, as indicated in Section 4.2(e), the non-selling Party will have an independent Profit Share Option with respect to any subsequent Clinical Development Compounds or Released Compounds related to the PSO Compound (such as Back-Up Compounds and second generation compounds), provided that the non-selling Party has first exercised its Profit Share Option with respect to the related PSO Compound and has not exercised its opt out rights under Section
5.4 with respect to such PSO Compound.

               (c) Subject to Section 6.10, the non-selling Party will pay to the selling Party on a quarterly basis its share of all such documented Shared Costs within sixty (60) days of the non-selling Party's receipt from the selling Party of a reasonably detailed invoice of Shared Costs incurred during the previous quarter. Without limiting the selling Party's obligations under Section 5.3(a), the selling Party will provide the non-selling Party with reasonably prompt written notice in the event that the selling Party becomes aware that actual costs for a quarter will exceed forecasted costs for such quarter (as provided to the JDC) by [ * ] or more, together with an explanation of the reason(s) for such variance.

               (d) The Parties will share equally in Profits or Losses from sales of Licensed Products or Released Products, as applicable, incorporating the PSO Compound, calculated on a product-by-product basis, in the Territory as provided in Exhibit A and from applicable royalties included in Profits or Losses in accordance with Section 5.3.

               (e) With respect to payments received by the selling Party from its Sublicensee(s) with respect to Licensed Products or Released Products, as applicable, that incorporate a PSO Compound, or sublicensed rights related thereto, the selling Party will pay to the Party exercising its Profit Share Option fifty percent (50%) of all royalties, license fees, milestone payments or other non-royalty payments to the selling Party or its designated Affiliates and cash equivalent of each non-cash benefit.

        5.4 PROFIT SHARE OPT OUT.

               (a) After the non-selling Party exercises the Profit Share Option, if the selling Party significantly and materially deviates from the Product Development Plan established for a

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      21.

PSO Compound, or exceeds the then current Product Development Budget (by more than [ * ]), without prior written agreement from the non-selling Party, the non-selling Party may opt out of further joint development in the Territory by giving the selling Party [ * ] prior written notice. In addition to the foregoing, the non-selling Party may opt out of further joint development in the Territory by giving the selling Party written notice not more than [ * ] after the following events with respect to a PSO Compound: (a) [ * ]; (b) [ * ]; and
(c) [ * ].

               (b) The selling Party will pay the non-selling Party a royalty on Net Sales in the Territory under this Agreement as if the non-selling Party had not exercised the Profit Share Option, and the non-selling Party will not be liable for any future development costs under the Profit Share Option. All payments by the non-selling Party for development costs under development plans and budgets prior to the opt out will be non-refundable, and each Party will remain responsible for any and all payments due to the other Party hereunder which accrue prior to termination under this Section.

               (c) If the non-selling Party exercises its opt-out rights with respect to any compound then (i) such opt-out shall be effective as to any and all Related Compounds (defined below), and (ii) the non-selling Party shall no Profit Share Option with respect to the compound for which the opt-out rights have been exercised and any and all Related Compounds. For purposes of this
Section 5.4, a "Related Compound" shall mean (A) with respect to any PSO Compound, any Back-Up Compound or second generation compound related thereto, and (B) with respect to any Back-Up Compound or second generation compounds, as applicable, the root PSO Compound, Back-Up Compound and any related second generation compounds.

        5.5 DIAGNOSTICS; ANIMALS. Nothing in this Agreement will be construed as granting to either Party any rights with respect to the use or commercialization of Candidate Compounds, Lead Compounds, Clinical Development Compounds or Released Compounds for use as diagnostics or for use in animals. The Parties will negotiate commercially reasonable terms and conditions for rights to commercialize Candidate Compounds, Lead Compounds, Clinical Development Compounds or Released Compounds for use as diagnostics and for use in animals within [ * ] of the Effective Date and (a) any such rights and obligations pertaining to Candidate Compounds and Lead Compounds for use in animals may be assigned by Axys to Akkadix Corporation and assumed by Akkadix Corporation, and
(b) any such rights and obligations pertaining to Candidate Compounds and Lead Compounds for use as diagnostics may be assigned by Axys to PPGx, Inc. and assumed by PPGx, Inc.

                                    ARTICLE 6

                          ROYALTIES AND OTHER PAYMENTS

        6.1 EQUITY INVESTMENT. In connection with this Agreement, Axys will have the right and obligation to purchase Preferred Stock of Cytovia pursuant to and in accordance with the Stock Purchase Agreement attached hereto as Exhibit D.

        6.2 ROYALTIES FOR PRODUCTS MARKETED DIRECTLY. Where a Profit Share Option is not exercised with respect to a Clinical Development Compound or Released Compound incorporated into a Licensed Product or Released Product, respectively, then, subject to Section

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      22.

6.4, the selling Party will pay the non-selling Party royalties equal to [ * ] of Net Sales for each Licensed Product or Released Products, as applicable, sold directly by the selling Party. Notwithstanding the foregoing, if there is generic competition in a country and the Licensed Product or Released Product sold in such country is not covered by a Licensed Product Patent or a Released Product Patent, respectively, the applicable royalty obligation on Net Sales of such Licensed Product or Released Product under this Section 6.2 will be reduced by [ * ]. The limitation of royalty obligations set forth in this Section 6.4 will not apply to limit the payment obligations with respect to Clinical Development Compounds or Released Compound for which a Party has exercised its Profit Share Option rights; in such case the division of profit share will apply as long as the selling Party or its Affiliates market the product

        6.3 ROYALTIES FOR PRODUCT IS MARKETED BY A SUBLICENSEE.

               (a) Subject to the terms and conditions of this Agreement, where a Profit Share Option is not exercised with respect to a Clinical Development Compound or Released Compound, then the selling Party will pay the non-selling Party the following royalties for each Licensed Product or Released Product based thereon, as applicable, sold by a Sublicensee of the selling Party:

                      (i) "X"% of royalty payments to the selling Party, or its designated Affiliates for Net Sales or other revenues in connection with the sale or manufacture of products incorporating Licensed Products or Released Products;

                      (ii) "X"% of licensing fees, milestone payments or non-royalty payments and the cash equivalent of non-cash benefits to the selling Party or its designated Affiliates in connection with the sale of Licensed Products or Released Products, or the grant of a sublicense to make use, sell, offer for sale or import Licensed Products or Released Products, as applicable.

               (b) For Purposes of this Section 6.3, "X" will vary according to [ * ] the applicable the sublicense as follows:

                      (i) X= [ * ], where the applicable sublicense [ * ] for the Candidate Compound incorporated into the Licensed Product or Released Product sold.

                      (ii) X=[ * ], where the applicable sublicense [ * ] for such Candidate Compound [ * ].

                      (iii) X=[ * ], where the applicable sublicense [ * ] for such Candidate Compound [ * ].

                      (iv) X=[ * ], where the applicable sublicense [ * ] for such Candidate Compound.

        6.4 TERM OF ROYALTY OBLIGATION. The royalty obligations under Section
6.2 or Section 6.3 as to particular Licensed Products or Released Products, as applicable, will terminate in each instance, on a country-by-country basis:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      23.

               (a) with respect to Licensed Products, on the earlier of (i) the expiration in such country of the last to expire Cytovia Patent or Research Technology Patent Rights that contains at least one (1) Valid Claim to the Clinical Development Compound contained in such Licensed Product, or to the use or manufacture of such Clinical Development Compound or of a pharmaceutical preparation containing such Clinical Development Compound (a "Licensed Product Patent"); or (b) [ * ] from the date of First Commercial Sale in such country of a Licensed Product the Clinical Development Compound respectively.

               (b) with respect to Released Products, on the earlier of (i) the expiration in such country of the last to expire Axys Patent or Research Technology Patent Rights that contains at least one (1) Valid Claim to the Released Compound contained in such Released Product, or to the use or manufacture of such Released Compound or of a pharmaceutical preparation containing such Released Compound (a "Released Product Patent"); or (b) [ * ] from the date of First Commercial Sale in such country of Released Product incorporating the Released Compound.

        6.5 TIMING OF PAYMENT; REPORTING OBLIGATIONS. Royalties will be payable on a quarterly basis, within [ * ] after the end of each calendar quarter, based upon the Net Sales during each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of a Licensed Product or Released Product, as applicable, is made. Each such payment hereunder will be accompanied by a report of Net Sales of Licensed Products (or Released Product), royalty and non-royalty payments to the selling Party or its designated Affiliates for Licensed Products (or Released Products) and premiums on equity in the selling Party or its designated Affiliates in sufficient detail to permit confirmation of the accuracy of the payment made to the other Party, including, without limitation, the quantities of Licensed Products (or Released Products) sold, the gross sales and Net Sales of Licensed Products (or Released Products), royalty and non-royalty payments payable pursuant to this ARTICLE 6, the method used to calculate royalty payments and the exchange rates used. Royalties and other payments hereunder will be calculated in accordance with U.S. generally accepted accounting principles consistently applied and with the terms of this ARTICLE 6.

        6.6 THIRD PARTY LICENSES.

               (a) In the event Axys or Cytovia does not exercise its Profit Share Option with respect to a Released Compound or Clinical Development Compound incorporated into a Released Product or Licensed Product, respectively, as applicable, and if an unexpired Third Party patent(s) claiming a Released Product or Licensed Product, or its manufacture or its use in the Field, exist(s) in a country where a Released Product or Licensed Product containing such Released Compound or Clinical Development Compound is being manufactured, used or sold, and if it should prove in the commercializing Party's bona fide, good faith judgment impractical or impossible for it or its Affiliates to continue the manufacture, use or sale of such Licensed Product in such country without obtaining a royalty-bearing patent license from such Third Party under such patent, then such commercializing Party may elect in its discretion to either:

                      (i) terminate its license rights hereunder with respect to such Licensed Product or Released Product in such country upon [ * ] written notice to the other Party,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      24.

whereupon such terminating Party and its Affiliates will have no further license rights in such country regarding such Licensed Product; or

                      (ii) obtain a license from such Third Party under such patent (a "Third Party License"), in which case the royalties paid by such Party, or its Affiliates under such Third Party License with respect to the sale of the Licensed Product or Released Product in such country will be [ * ] the royalty payments to be paid to the other Party with respect to the sale of the Licensed Product or Released Product in such country under Section 6.2 or 6.3.

        6.7 MODE OF PAYMENT. All payments hereunder will be made by deposit of United States Dollars in the requisite amount to such bank account as Cytovia or Axys, as applicable, may from time to time designate by notice to the other Party. Payments will be free and clear of any taxes (other than withholding and other taxes imposed on the payee), fees or charges, to the extent applicable. With respect to sales outside the United States, payments will be calculated based on currency exchange rates for the last calendar quarter for which remittance is made for royalties. For each quarter and each currency, such exchange rate will equal the arithmetic average of the daily exchange rates (obtained as described below) during the calendar quarter; each daily exchange rate will be obtained from the Reuters Daily Rate Report or The Wall Street Journal, Eastern U.S. Edition, or, if not so available, as otherwise agreed by the Parties.

        6.8 OBLIGATION TO PAY ROYALTIES. A Party's obligation to pay royalties under this ARTICLE 6 is imposed only once with respect to the same unit of Licensed Product or Released Products, as applicable, regardless of the number of Research Technology Patent Rights pertaining thereto.

        6.9 RECORDS RETENTION. For [ * ] after each sale of each Licensed Product or Released Products, as applicable, the selling Party will keep (and will ensure that its Affiliates and Sublicensees will keep and report to the selling Party) records of such sale in sufficient detail to confirm the accuracy of the royalty and other payment calculations hereunder. The selling Party will use commercially reasonable efforts to ensure that the format of records reported to the selling Party by its Affiliates and Sublicensees are sufficiently similar to such Parties own records as to facilitate the non-selling Party's review of such reported records pursuant to Section 6.10.

        6.10 AUDITS.

               (a) Upon the written request of a Party (the "Examiner"), and not more than once in each calendar year, the other Party (the "Examinee") will permit an independent certified public accounting firm of nationally recognized standing selected by Examiner, and reasonably acceptable to Examinee, at Examiner's expense, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of Examinee as may be reasonably necessary to verify the accuracy of the reports under Section 6.5 for the prior calendar quarter only. The accounting firm will disclose to Examiner only whether the reports are correct or incorrect and, if incorrect, the amount by which the reports reveal an underpayment to Examiner; no other information will be disclosed.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      25.

               (b) If such accounting firm concludes that additional royalties or other payments were owed during such period, Examinee will pay the additional royalties or other payments, with interest from the date originally due [ * ], within [ * ] after the date Examiner delivers to Examinee such accounting firm's written report, subject to the provisions of Section 6.10(d). If the amount of the underpayment is greater than [ * ] of the total amount owed, then Examinee will in addition reimburse Examiner for its reasonable costs related to such audit.

               (c) Examiner will treat all information subject to review under this Section 6.10 in accordance with the confidentiality provisions of ARTICLE 8, and will cause its accounting firm to enter into a confidentiality agreement acceptable in form and substance to Examinee, obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

               (d) If Examinee in good faith disputes the conclusion of the accounting firm under subsection (b) above that Examinee owes additional royalties or other payments, or any specific aspect of the conclusion, then Examinee will inform Examiner by written notice within [ * ] of receiving a copy of the audit containing such conclusion, specifying in detail the reasons for Examinee's disputing such conclusion. The Parties will promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within [ * ] after such Examinee notice, the matter will be resolved in a manner consistent with the procedures set forth in Section 11.12, and interest will be payable on any additional royalties or other payments determined to be due in the same manner as provided for in Section 6.10(b).

        6.11 TAXES. The Party receiving royalties and other payments under this Agreement will pay any and all taxes levied on account of such payment. If any taxes are required to be withheld by the paying Party, it will (a) deduct such taxes from the remitting payment, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to the other Party and certify its receipt by the taxing authority within [ * ] following such payment, and (d) provide reasonable assistance to the receiving Party to claim any exemptions or credits available to it under law.

                                    ARTICLE 7

                             INVENTIONS AND PATENTS

        7.1 TITLE TO INVENTIONS. Except as expressly set forth in this Agreement, each Party will own and retain all right, title and interest in and to all Information Controlled by such Party prior to the Effective Date (including contributed compounds) and all intellectual property rights therein. Each Party will own and retain all right, title and interest in and to all Research Technology made solely by such Party's and/or, to the extent permitted hereunder, any of its Affiliates' employee(s), agent(s) or independent contractor(s) and all intellectual property rights in such Research Technology. The Parties will jointly own any Research Technology made jointly by the Parties' employees, agents, or independent contractors. Inventorship with respect to Research Technology Patent Rights will be determined by the applicable laws of the country or jurisdiction in which the particular intellectual property rights are sought. In the event that there is a dispute between the Parties as to whether technology constitutes Research Technology

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      26.

or as to the inventive entity for any prospective Research Technology Patent Rights, the JRC, or JDC as applicable, will establish a procedure to resolve such dispute, which may include engaging a Third Party patent attorney completely unaffiliated and independent of the Parties and jointly selected by the Parties, as an expert to resolve such dispute.

        7.2 RIGHTS TO OTHER COMPOUNDS. The Parties expect that each of them will make compounds available for testing for purposes of this Agreement that may be invented and/or synthesized in the course of the Research. With respect to such compounds, the Parties agree that, (a) except as provided otherwise in this Agreement, compounds that are owned by a Party as determined under the provisions of Section 7.1, will remain the property of such Party, and (b) notwithstanding anything herein to the contrary, the Party contributing technology to the Research will retain full and exclusive rights to exploit such technology outside the Field.

        7.3 RESEARCH TECHNOLOGY PATENT PROSECUTION. The Parties expect that patent applications will be filed and maintained as required to secure suitable Research Technology Patent Rights. The Parties agree as follows with respect to securing such Patent Rights:

               (a) PATENT RIGHTS. In general, Axys will be responsible for obtaining and maintaining throughout the world Research Technology Patent Rights relating to the manufacture, use, sale, offer for sale or import of [ * ]. Cytovia will be responsible for obtaining and maintaining throughout the world Cytovia Patents described in the last sentence of Section 1.14 and Research Technology Patent Rights relating to the manufacture, use, sale, offer for sale or import of (i) [ * ], and (ii) [ * ]. The Party owning any Research Technology not described in the foregoing two sentences will obtain and maintain, in its discretion, Research Technology Patent Rights relating thereto. Axys' efforts with respect to its prosecution and maintenance of Research Technology Patent Rights relating to the manufacture, use, sale, offer for sale or import of [ * ] will be subject to review and comment by Cytovia. The Parties will review patent strategies with the JRC from time-to-time.

               (b) PATENT APPLICATIONS. The Party responsible for obtaining and maintaining Research Technology Patent Rights pursuant to Section 7.3(a) (the "Responsible Party") will file, or direct an appropriate law firm(s) to file on its behalf, a United States provisional application under 37 CFR Section 1.54(c) and will thereafter within one (1) year file a corresponding non-provisional application for a United States patent under 37 CFR Section 1.54(b) and a corresponding PCT International Application designating all countries, including without limitation, the United States, and, at [ * ] discretion, corresponding foreign applications in countries which are not PCT members and which are designated in Exhibit C (as modified from time-to-time by the written agreement of the Parties). Each such foreign application will claim priority to the initial United States provisional application. PCT International Applications will enter the national phase in each designated country at [ * ] discretion. Notwithstanding the foregoing, the Parties (acting through their JRC or JDC representatives), may agree to an alternative means of protecting such Research Technology. In the event of any ambiguity regarding which Party will be the Responsible Party for a given Research Technology invention, the JRC or the JDC, as applicable, will decide which Party will be responsible for obtaining and maintaining Research Technology Patent Rights claiming such invention; if the JRC or JDC is unable to make such decision, the matter will be resolved in accordance with the dispute resolution procedures set forth in Section 11.12.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      27.

               (c) EXPENSES. The Responsible Party will bear the expenses for obtaining and maintaining the Research Technology Patent Rights for which it is responsible. Notwithstanding the foregoing, Cytovia will bear the expenses for obtaining and maintaining all Research Technology Patent Rights covering subject matter related to [ * ] until the earlier to occur of (i) selection by Axys of such compound as a Clinical Development Compound pursuant to Section 5.1(a)(iv), or (ii) [ * ] after the filing of a patent application with respect to such compound. Thereafter, Axys will bear the expense going forward of obtaining and maintaining Research Technology Patent Rights with respect to such [ * ] unless and until such compound (i) fails to any of the Lead Compound tests set forth on
Schedule 1.27, (ii) is not advanced by the JRC as set forth in Section 5.1, or
(iii) is rejected by Axys as a Clinical Development Compound; at which time Axys will have no obligation with respect to bear such expenses going forward.

               (d) EXPENSES RELATING TO RELEASED COMPOUNDS AND RELEASED PRODUCTS. Cytovia will bear the expenses for obtaining and maintaining all Research Technology Patent Rights covering [ * ]; provided, however, if the applicable Research Technology Patent Rights covers Clinical Development Compounds and/or Back-Up Compounds, in addition to [ * ], the expenses for obtaining and maintaining such Research Technology Patent Rights will be shared equally by the Parties.

               (e) PATENT RIGHTS ON PSO COMPOUNDS. Notwithstanding the above, if either Party exercises its Profit Share Option pursuant to Section 5.3, the exercising party will reimburse the other Party fifty percent (50%) of the expenses for obtaining or maintaining Patent Rights covering the applicable PSO Compound and thereafter all such expenses will be shared equally by the Parties unless the exercising Party exercises its right to opt out of its Profit Share Option pursuant to Section 5.4.

               (f) FAILURE TO PURSUE PATENT RIGHTS. Notwithstanding anything in this Section 7.3 to the contrary, either Party may decline to obtain or maintain Research Technology Patent Rights for which it otherwise has responsibility, or may decline to pay its share of the costs for or fail to diligently pursue such Patent Rights.

               (g) PATENT TERM EXTENSIONS. The Party who is the owner of record of a United States patent covering a Licensed Product which is eligible for the extension of the patent term under 35 USC Sections 6 and/or 156 will file, or cause to be filed, an application under Chapter 1, Subpart F, of Title 37 of the CFR for the extension of the term of such patent.

        7.4 ENFORCEMENT OF PATENTS.

               (a) If either Party becomes aware that any of the Research Technology Patent Rights is being infringed by a Third Party's activities within the Field, it will notify the other Party and provide it with any evidence of such infringement which is reasonably available. Subject to any limitations in the license agreements between the Responsible Party and Third Party licensors, the Responsible Party will have the first opportunity at its own expense to attempt to terminate such infringement relating to Research Technology Patent Rights for which it is the Responsible Party by commercially appropriate steps, including filing an infringement suit or taking other similar action. In the event the Responsible party fails to take commercially appropriate steps with respect to an infringement that could reasonably have a material adverse

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      28.

effect on the sale of Licensed Products or Released Products, as applicable, within [ * ] following notice of such infringement, the other Party will have the right to do so at its expense; provided that if the Responsible Party has commenced negotiations with an alleged infringer of the patent for discontinuance of such infringement within such [ * ] period, the Responsible Party will have an additional [ * ] to conclude its negotiations before the other Party may bring suit for such infringement. The Party not enforcing the applicable Patent Rights will provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence and making its employees available, subject to the enforcing Party's reimbursement of any out-of-pocket expenses incurred by the non-enforcing Party.

               (b) Any amounts recovered by the Party bringing an action pursuant to Sections 7.4(a), whether by settlement or judgment, will be allocated in the following order: (i) to reimburse Cytovia and Axys for their reasonable out-of-pocket expenses in making such recovery (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); and
(ii) the remainder will be retained by Responsible Party, with such remainder being deemed "Net Sales" of Licensed Product or Released Products, as applicable, to be shared as provided in Exhibit A if such recovery relates to a PSO Compounds or related product, or, for recoveries relating to compounds other than PSO Compounds, in a manner as if such remaining recovery were Net Sales of a Licensed Product or Released Product upon which a royalty under Sections 6.2 or 6.3 is due, as the case may be; provided that if the Infringement activity on which such recovery is based included actions outside the Field, then the Parties will reasonably agree on an appropriate allocation of such recovery between activities in the Field (which allocation will be deemed Net Sales to be shared as provided in Exhibit A or for recoveries relating to compounds other than PSO Compounds, upon which a royalty is due, as applicable) and activities outside the Field (which allocation will be deemed net sales for which a mutually agreed royalty will be paid).

        7.5 THIRD PARTY PATENT RIGHTS. If any warning letter or other notice of infringement is received by a Party, or action, suit or proceeding is brought against a Party alleging infringement of a Patent Right of any Third Party in the manufacture, use or sale of a Licensed Product or Released Products or conduct of the Research, the Parties will promptly discuss the best way to respond.

                                    ARTICLE 8

                                 CONFIDENTIALITY

        8.1 CONFIDENTIALITY OBLIGATIONS. Each Party agrees that, for the term of this Agreement and for [ * ] thereafter, such Party will keep, and will ensure that its officers, directors, employees and agents keep, completely confidential and will not publish or otherwise disclose and will not use for any purpose except as permitted hereunder any Confidential Information furnished to it by the other Party pursuant to this Agreement (including, without limitation, Know-How of the disclosing Party). The foregoing obligations will not apply to any information to the extent that it can be established by such receiving Party that such information:

               (a) was already known to the receiving Party as evidenced by its written records, other than under an obligation of confidentiality, at the time of disclosure;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      29.

               (b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the receiving Party;

               (c) became generally available to the public or otherwise becomes part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

               (d) was subsequently lawfully disclosed to the receiving Party by a Third Party other than in contravention of a confidentiality obligation of such Third Party to the disclosing Party; or

               (e) was developed or discovered by employees of the receiving Party or its Affiliates who had no access to the Confidential Information of the disclosing Party.

        Each Party will obtain written agreements from each of its employees and consultants who perform work on the Research, which agreements will obligate such persons to similar obligations of confidentiality and non-use and to assign to such Party all inventions made by such persons during the course of performing the Research. Each Party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, advising investors and the investment community of the results of the Research and/or development activities hereunder (subject to the prior written consent of the other Party, which consent will not be unreasonably withheld), complying with applicable governmental regulations, granting a permitted sublicense of its rights hereunder or conducting clinical trials or otherwise in performing its obligations or exercising its rights hereunder. If a Party is required to make any such disclosure of the other Party's Confidential Information, it will give reasonable advance notice to that other Party of such disclosure requirement, will cooperate with the other Party in its efforts to secure confidential treatment of such Confidential Information prior to its disclosure, and, save to the extent inappropriate in the case of patent applications, will use all reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise).

        8.2 PUBLICATIONS.

               (a) Subject to the foregoing and the restrictions provided below, either Party may publish or present the results of the Research or of development studies carried out on such Licensed Product, Released Product, or Candidate Compound, subject to the prior review by the other Party for patentability and protection of such other Party's Confidential Information. Each Party will provide to the other Party the opportunity to review any proposed abstracts, manuscripts or summaries of presentations which cover the results of the Research or of pre-clinical or clinical development of such Licensed Product, Released Product, or Candidate Compound. Each Party will designate a person who will be responsible for reviewing such publications. Such designated person will respond in writing promptly and in no event later than [
* ], or such shorter period as circumstances may reasonably require, after receipt of the proposed material with any specific statements of concern based upon the need to seek patent protection or concern regarding competitive disadvantage arising from the proposal. Except in cases involving clinical research papers, in the event of such a concern, the submitting Party

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      30.

agrees not to submit such publication or to make such presentation that contains such information until the other Party is given a reasonable period of time (not to exceed [ * ]) to initiate patent prosecution for any material in such publication or presentation which it believes is patentable or to resolve any other issues. Furthermore, with respect to any proposed abstracts, manuscripts or summaries of presentations by investigators or other Third Parties, such materials will be subject to review under this Section 8.2(a) to the extent that Cytovia or Axys (as the case may be) has the right to do so.

               (b) Each Party also agrees to delete from any such proposed publication any Confidential Information of the other Party upon its reasonable request.

               (c) To the extent appropriate and within the Party's control, in any publication permitted under this Section 8.2, each Party will acknowledge its collaboration with the other Party under this Agreement,

        8.3 PRESS RELEASES. Except to the extent required by law or as otherwise permitted in accordance with this Section 8.3, neither Party will make any public announcements concerning this Agreement or the terms hereof without the prior written consent of the other, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Parties intend to issue a joint press release announcing the execution of this Agreement and agree that each Party may desire or be required to issue subsequent press releases relating to the Agreement or activities hereunder, and the Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases, and that either Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure.

                                    ARTICLE 9

                                 INDEMNIFICATION

        9.1 INDEMNIFICATION BY AXYS. Axys will indemnify, defend and hold Cytovia and its agents, employees, officers and directors (the "Cytovia Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of Third Party claims or suits related to (a) Axys' performance of its obligations under this Agreement; or (b) breach by Axys of its representations and warranties set forth in Section 11.3; or (c) subject to Section 6.6, the manufacture, use, sale offer for sale or import of the Licensed Products for which Cytovia does not exercise its Profit Share Option or elects to opt out of its Profit Share Option; provided, however, that Axys' obligations pursuant to this Section 9.1 will not apply to the extent such claims or suits result from (A) the negligence or willful misconduct of any of the Cytovia Indemnitees, or (B) claims or suits related to infringement or violation of Third Party intellectual property rights by reason of the practice of the Cytovia Patents and Cytovia Know-How under this Agreement, to the extent such suits or claims relate to the performance of screening activities conducted by the Parties pursuant to the Research Plan or to the Cytovia Compounds and not to Axys' development (other than performance of such screening activities) or commercialization of any Lead Compounds, Candidate Compounds, Clinical Development Compounds, Licensed Products or Backup Compounds based thereon or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      31.

derived therefrom (other than a Cytovia Compound). Notwithstanding the foregoing, Axys will have no obligation to indemnify the Cytovia Indemnitees with respect to claims arising out of breach by Cytovia of its representations and warranties set forth in Sections 11.3 or 11.4.

        9.2 INDEMNIFICATION BY CYTOVIA. Cytovia will indemnify, defend and hold Axys and its Affiliates and each of their respective agents, employees, officers and directors (the "Cytovia Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) arising out of Third Party claims or suits related to (a) Cytovia's performance of its obligations under this Agreement; or (b) breach by Cytovia of its representations and warranties set forth in Sections 11.3 or 11.4; (c) infringement or violation of Third Party intellectual property rights by reason of the practice of the Cytovia Patents and Cytovia Know-How under this Agreement, to the extent such suits or claims relate to the performance of screening activities conducted by the Parties pursuant to the Research Plan or to the Cytovia Compounds and not to Axys' development (other than performance of such screening activities) or commercialization of any Lead Compounds, Candidate Compounds, Clinical Development Compounds, Licensed Products or Backup Compounds based thereon or derived therefrom (other than a Cytovia Compound), or (d) subject to Section 6.6, the manufacture, use, sale offer for sale or import of the Released Products for which Cytovia does not exercise its Profit Share Option or elects to opt out of its Profit Share Option provided, however, that Cytovia's obligations pursuant to this Section 9.2 will not apply to the extent that such claims or suits result from the negligence or willful misconduct of any of the Axys Indemnitees. Notwithstanding the foregoing, Cytovia will have no obligation to indemnify the Axys Indemnitees with respect to claims arising out of a breach by Axys of its representations and warranties set forth in Section 11.3.

        9.3 NOTIFICATION OF CLAIM; CONDITIONS TO INDEMNIFICATION OBLIGATIONS. As a condition to a Party's right to receive indemnification under this ARTICLE 9, it will (i) promptly notify the other Party as soon as it becomes aware of a claim or action for which indemnification may be sought pursuant hereto, (ii) cooperate with the indemnifying Party in the defense of such claim or suit, and
(iii) permit the indemnifying Party to control the defense of such claim or suit, including without limitation the right to select defense counsel. In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner which admits fault or negligence on the part of the indemnified Party without the prior written consent of the indemnified Party. The indemnifying Party will have no liability under this ARTICLE 9 with respect to claims or suits settled or compromised without its prior written consent.

                                   ARTICLE 10

                           TERMINATION AND EXPIRATION

        10.1 TERM AND TERMINATION. This Agreement will commence upon the Effective Date and, unless earlier terminated as provided herein, will expire on the expiration of all royalty and other payment obligations herein.

               (a) Upon the expiration, pursuant to Section 6.4 of royalty obligations with respect to a particular Licensed Product or Released Product, as applicable, the licenses granted under ARTICLE 3 with respect to such Licensed Product or Released Product will expire, and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      32.

each Party and its Affiliates will automatically thereafter be granted a non-exclusive, fully paid-up license under the other Party's Know-How and Patents to make, have made, use, import, sell and offer for sale such Licensed Product or Released Product for use in the Field worldwide.

               (b) If a Party exercises its Profit Share Option pursuant to
Section 5.3 and the other Party is selling Licensed Products or Released Product, as applicable, directly or through an Affiliate in the Territory, the Parties will share the Profits and Losses provided for in Exhibit A for so long as the sale of Licensed Products or Released Product on a country-by-country basis in the Territory continues; provided, however, that if a Party exercises the Profit Share Option and the other Party subsequently determines to cease selling a Licensed Product or Released Product, as applicable, in any country in the Territory in which either it or its Affiliate previously sold Licensed Products or Released Product, then the Party exercising its Profit Share Option will have the first right of negotiation to obtain the exclusive right to commercialize such Licensed Product or Released Product, such country on commercially reasonable terms to be agreed upon in good faith by the Parties. In the event that the Parties are unable to agree on such terms, or the Party exercising its Profit Share Option does not wish to obtain such right, then the other Party will be free to sublicense such right to a Third Party in the Territory, and the Parties will [ * ] all royalty payments, non-royalty payments and equity premiums received in connection with such sublicense.

        10.2 TERMINATION OF THE AGREEMENT UPON MATERIAL BREACH. Failure by a Party to comply with any of its material obligations contained herein will entitle the Party not in default to give to the Party in default notice specifying the nature of the default, requiring it to make good or otherwise cure such default, and stating its intention to terminate if such default is not cured. If such default is not cured within [ * ] after the receipt of such notice (or, if such default cannot be cured within such [ * ] period, if the Party in default does not commence and diligently continue actions to cure such default within such [ * ] period), the Party not in default will be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement; provided, however, that such right to terminate will be stayed in the event that, during such [ * ] period, the Party alleged to have been in default will have initiated dispute resolution in accordance with
Section 11.12 with respect to the alleged default, which stay will last so long as the initiating Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings.

        10.3 CONSEQUENCES OF TERMINATION.

               (a) Upon termination of this Agreement (but not upon expiration of its term under Section 10.1), (i) each Party will promptly return all relevant records and materials in its possession or control containing or comprising the other Party's Know-How or other Confidential Information and to which the former Party does not retain rights hereunder' (ii) all licenses granted by each Party to the other under ARTICLE 3 will terminate except as provided in Section 10.3(b) or 10.3(c); (iii) all rights in any Lead Compounds (including any Candidate Compounds) owned by a Party will revert to such Party except as provided in Section 10.3(b) or 10.3(c); and (iv) any and all claims and payment obligations that accrued prior to the date of such termination will survive such termination.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      33.

               (b) In the event Axys terminates this Agreement pursuant to
Section 10.2, Cytovia covenants that Cytovia will not develop or sell any Lead Compound, Candidate Compound or Released Compound or any derivative, analog or homolog thereof developed in connection with the Research, for any use in the Field, and will not license any Third Party or any Affiliate to do so, and all licenses from Cytovia to Axys that are in effect immediately prior to such termination under Section 3.1 will remain in full force and effect following such termination for so long as Axys complies with its obligations hereunder.

               (c) In the event Cytovia terminates this Agreement pursuant to
Section 10.2, Axys covenants that Axys will not develop or sell any Released Compound or any derivative, analog or homolog thereof developed in connection with the Research, for any use in the Field, and will not license any Third Party or any Affiliate to do so, and all licenses from Axys to Cytovia that are in effect immediately prior to such termination under Section 3.2 will remain in full force and effect following such termination for so long as Cytovia complies with its obligations hereunder,

               (d) The right of a Party to terminate this Agreement, as herein above provided, will not be affected in any way by its waiver or failure to take action with respect to any prior default.

        10.4 ACCRUED RIGHTS; SURVIVING OBLIGATIONS.

               (a) Termination, relinquishment or expiration of this Agreement for any reason will be without prejudice to any rights which will have accrued to the benefit of a Party prior to such termination, or expiration. Such termination, relinquishment or expiration will not relieve a Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

               (b) Without limiting the foregoing, Sections 2.8 (last sentence only), 2.9, 6.5, 6.7, 6.9, 6.10, 6.11, 7.1, 7.2, 7.3(f), 7.3(g), 8.1, 10.3,
10.4, and 10.5 and ARTICLE 8, ARTICLE 9 and ARTICLE 11 will survive the expiration or termination of this Agreement for any reason (except as expressly provided in Section 10.3).

               (c) Upon any termination of this Agreement with respect to any particular Licensed Product, or Released Product, each Party and their respective Affiliates and Sublicensees will be entitled, during the next [ * ], to sell any inventory of the Licensed Product or Released Product, as applicable, which remains on hand as of the date of the termination, so long as the selling Party pays the royalties or other amounts payable with respect to said subsequent sales in accordance with the terms and conditions set forth in this Agreement.

        10.5 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Cytovia or Axys are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      34.

Code, the Party hereto which is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

        11.1 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency or employer-employee relationship between the Parties. Neither Party will incur any debts or make any commitments for the other.

        11.2 ASSIGNMENTS. Except as expressly provided herein, neither this Agreement nor any interest hereunder will be assignable, nor any other obligation delegable, by a Party without the prior written consent of the other; provided, however, that a Party may assign this Agreement without consent to any Affiliate or to any successor in interest by way of merger or sale of all or substantially all of its assets in a manner such that the assignor will remain liable and responsible for the performance and observance of all such Party's duties and obligations hereunder, except that no intellectual property of any Third Party acquiror of such Party will be included in the licenses granted hereunder. This Agreement will be binding upon the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 11.2 will be null and void.

        11.3 REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that, as of the date of this Agreement:

               (a) Such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

               (b) Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance its obligations under this Agreement;

               (c) This Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which such Party is a party or by which such Party may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over such Party. All consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      35.

               (d) It has the full right, power and authority to enter into this Agreement, to perform the Research and to grant the licenses granted under
ARTICLE 3 hereof;

               (e) Except as set forth herein, there are no agreements between such Party and any Third Parties which would preclude or otherwise limit such Party's ability to conduct its tasks and obligations under the Research Plan or otherwise fulfill its obligations under this Agreement;

               (f) All individuals who will perform any activities on its behalf in connection with the Research have assigned to it or its Affiliates the whole of their rights in any intellectual property conceived or reduced to practice by them as a result of the Research; and

               (g) With respect to any Material provided by it to the other Party, it has the full right to provide such Material and has no reason to believe that the other Party's use of such Material as contemplated by this Agreement will infringe the intellectual property rights of any Third Party.

        11.4 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF CYTOVIA. Cytovia represents, warrants and covenants (as the case may be) to Axys that:

               (a) As of the Effective Date, Cytovia has not received any notice, claim or threat of claim by Third Parties alleging that [ * ];

               (b) To Cytovia's knowledge, [ * ] the Cytovia Patents and Cytovia Know-How [ * ]; and

               (c) [ * ] the Cytovia Patents existing as of the Effective Date, and the Cytovia Know-How existing as of the Effective Date, [ * ].

        11.5 DISCLAIMER OF WARRANTIES. THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, UNLESS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

        11.6 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        11.7 FORCE MAJEURE. Neither Party will be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, strike, flood, governmental acts or restrictions or any other reason which is beyond the control of the respective Party. The Party affected by force majeure will provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      36.

obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six (6) months, the Parties hereto will consult with respect to an equitable solution, including the possibility of the mutual termination of this Agreement.

        11.8 NO TRADEMARK RIGHTS. No right, express or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of a Party in connection with the performance of this Agreement.

        11.9 ENTIRE AGREEMENT OF THE PARTIES; AMENDMENTS. This Agreement, Cytovia's March 15, 2000 letter regarding [ * ] and the exhibits and schedules hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

        11.10 CAPTIONS. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement

        11.11 APPLICABLE LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of California, USA, applicable to contracts entered into and to be performed wholly within the State of California, excluding conflict of laws principles.

        11.12 DISPUTES. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, including without limitation the calculations specified in Exhibit A hereto, or the rights or obligations of the Parties hereunder, the Parties will try to settle their differences amicably between themselves as contemplated herein. To the extent not provided for herein, either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within [ * ] after such notice appropriate representatives of the Parties will meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve promptly such disputed matter, it will be referred to the Chief Executive Officer of Axys and to the Chief Executive Officer of Cytovia, for discussion and resolution. If such personnel are unable to resolve such dispute within [ * ] of initiating such negotiations, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation or some other dispute resolution procedure.

        11.13 NOTICES AND DELIVERIES. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement will be in writing and will be deemed to have been sufficiently given if delivered in person, transmitted by telecopier (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent), to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party will have last given by notice to the other Parties.

        If to Cytovia, addressed to:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      37.

                      Cytovia, Inc.
                      6650 Nancy Ridge Drive
                      San Diego, CA  U.S. 92121
                      Attn.: Chief Executive Officer
                      Telecopier: (858) 860-2300

               and to

                      Cooley Godward LLP
                      4365 Executive Drive, Suite 1100
                      San Diego, CA 92121-2128
                      Telephone: (858) 550-6000
                      Fax: (858) 453-3555
                      Attn.: Lance Bridges, Esq.

        If to Axys, addressed to:

                      Axys Pharmaceuticals, Inc.
                      180 Kimball Way
                      South San Francisco, CA U.S. 94080
                      Attn.: CEO
                      Telecopier: (650) 829-1067

        with a copy to:

                      Axys Pharmaceuticals, Inc.
                      180 Kimball Way
                      South San Francisco, CA U.S. 94080
                      Attn.: General Counsel
                      Telecopier: (650) 829-1067

        11.14 NO CONSEQUENTIAL DAMAGES. IN NO EVENT WILL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH DAMAGES.

        11.15 NON-SOLICITATION. [ * ], neither Party will solicit, induce, encourage or attempt to induce or encourage any employee of the other Party to terminate his or her employment with such other Party or to breach any other obligation to such other Party.

        11.16 WAIVER. A waiver by either Party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      38.

will be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

        11.17 COMPLIANCE WITH LAW. Nothing in this Agreement will be deemed to permit a Party to export, re-export or otherwise transfer any Licensed Product or Released Product sold under this Agreement without compliance with applicable laws.

        11.18 SEVERABILITY. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties will make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision,

        11.19 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together will constitute one and the same agreement.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which will for all purposes be deemed to be an original.


AXYS PHARMACEUTICALS, INC.                CYTOVIA, INC.

By: /s/ William J. Newell                 By: /s/ Eckard Weber
   ------------------------------            -----------------------------------
Name: William J. Newell                   Name: Eckard Weber
     ----------------------------              ---------------------------------
Title: Senior Vice President              Title: President and CEO
      ---------------------------               --------------------------------




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      39.

                                    EXHIBIT A


                            SHARING OF PROFIT OR LOSS
                  FOR THE AXYS/CYTOVIA COLLABORATIVE AGREEMENT


        This Exhibit A to the Collaborative Research and License Agreement (the "Agreement") dated as of March 15, 2000, between AXYS PHARMACEUTICALS, INC. ("Axys"), and CYTOVIA, INC. ("Cytovia"), addresses the accounting policies and procedures to be followed in determining Profits or Losses. Terms not defined in this Exhibit will have the meanings set forth in the Agreement.

        FOR PURPOSES OF THIS EXHIBIT ONLY, the accounting for the sales of each Licensed Product and each Released Product (each, a "Product") by Axys and Cytovia, respectively, together with certain related costs and expenses, and the receipt of any applicable royalties and non-royalty payments for such products, will be referred to as AxysCyt. AxysCyt is not intended to be and is not a legal entity and has been defined for identification purposes only.

        A.1. CALCULATION OF PROFIT OR LOSS.

        The Profit or Loss for each Product will be determined on a product-by-product basis and will be equal to: (i) Sublicense Revenues plus Net Sales (as defined below), less (ii) Allowable Costs and Expenses (each as defined below), plus or minus (iii) Net Interest Income of a Party in connection with the development, manufacturing, marketing or selling of such Product, plus or minus (iv) Other Non-Operating and Extraordinary Gains (Losses) incurred by a Party in connection with the development, manufacturing, marketing or selling of Products, all as more fully described below. All calculations hereunder will be made using, and all defined and undefined terms will be construed in accordance with, U.S. generally accepted accounting principles, consistently applied, and consistent with generally accepted methods for activity-based project costing for similar products in similar industries. Without limiting the foregoing, no cost item subject to sharing by the Parties hereunder will be included more than once in calculating Profit or Loss. The Parties anticipate that the non-selling Party will not incur expenses which are included in the Profit or Loss calculation applicable to the selling Party's Product unless the selling Party and the non-selling Party have agreed that the non-selling Party will incur such expenses.

        A.2. FREQUENCY OF REPORTING.

        The fiscal year of AxysCyt will be a twelve (12) month period ending on December 31 or such portion thereof as will be applicable. AxysCyt's first, second, third and fourth quarters will end on March 31, June 30, September 30 and December 31, respectively.

        Reporting by the selling Party for AxysCyt revenues and expenses will be performed as follows:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            Reporting Event          Frequency          Timing of Submission
            ---------------          ---------          --------------------
                Actuals              Quarterly          [ * ] following the end
                                                        of each quarter

              Adjustment              Annual            [ * ] following the
                                                        selling Party's fiscal
                                                        year end*

        In addition, the selling Party will provide the non-selling Party with the selling Party's internal, unaudited financial statements for AxysCyt for each of [ * ] promptly after each such financial statement is distributed internally at the selling Party.

        The selling Party will be responsible for the preparation of reports, calculation of the Profit or Loss with respect to the selling Party's Product to be shared and determination of the cash settlement between the Parties as set forth below. The selling Party will provide to the non-selling Party, by the submission dates shown above, a statement showing the AxysCyt results for the preceding calendar quarter and year-to-date in the format set forth in Schedule A-1 hereto, comparing quarterly and year to date results to revenue forecasts and expense budgets, calculating the Profit or Loss as provided in Section A.1 above and Schedule A-1 hereto, and determining the cash settlement required. To the extent any year-end adjustments to AxysCyt are determined in good faith by the selling Party to be appropriate, an appropriate adjustment to Profit or Loss with respect to the selling Party's Product for the applicable year will be made and an appropriate payment will be made by the applicable Party within [ * ] following receipt of the report describing such adjustment; provided, however, that in the event of a dispute between the Parties with respect to whether any such adjustment or any other adjustment requested by the non-selling Party is appropriate, such dispute will be referred to the Chief Executive Officer of the selling Party and the non-selling Party Designee for resolution pursuant to
Section 11.10 of the Agreement. Any such adjustment payment will be without interest if such amount is less than the lesser of (a) [ * ] of Profits or Losses for such year or (b) [ * ] and will bear interest at the rate set forth in Section 6.10(b) of the Agreement if such amount is greater than or equal to the lesser of (x) [ * ] of Profits or Losses for such year or (y) [ * ].

        A.3. DEFINITIONS.

        As a supplement to the definitions provided in Article 1 of the Agreement, the following accounting terms will be further specified as follows. As used herein, the term "operating unit" will mean the standard operating unit in which a profit and loss statement is prepared for management accounting purposes in the Party's normal accounting procedures, consistently applied within and across its operating units.

        A.3.1 "ALLOCABLE OVERHEAD" means (for any particular cost item) a Party's internal allocation, based on direct project headcount or other generally accepted activity-based accounting methods, of indirect overhead costs incurred by a Party or any of its operating units to support and carry out the activities of the specific business function, such as development, manufacturing, and sales and marketing, with respect to a Product, which indirect costs may include but are not limited to: indirect labor costs; occupancy costs; repair and maintenance costs; office supplies and service costs; equipment costs; insurance costs; and outside

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

professional and other service costs. Such overhead will exclude any indirect costs associated with any excess or unused capacity not directly related to a Product. Furthermore, overhead costs of a Party or operating units that are not engaged in the development, manufacturing, marketing or selling of a Product will not be recoverable as Allocable Overhead or otherwise, except as provided herein.

        A.3.2 "ALLOWABLE COSTS AND EXPENSES" means those costs and expenses incurred by the Parties or for their account that are specifically attributable or related to the research (to the extent consistent with the terms of the Agreement), development, manufacturing, marketing or selling of a Product, and consisting of: (i) Cost of Goods Sold, (ii) Development Expenses, (iii) Sales and Marketing Expenses and (iv) General and Administrative Expenses.

        A.3.3 "COST OF GOODS SOLD" means the manufactured cost of a Product shipped in final therapeutic form, calculated on a fully burdened basis (i.e., including Allocable Overhead specifically attributable thereto). The "cost of a Product shipped in final therapeutic form" will mean the cost of Product shipped in bulk form plus the cost of final manufacturing. The "cost of a Product shipped in bulk form" means the standard unit cost of Product in bulk form calculated in accordance with the customary cost accounting methods, consistently applied, of the Party performing the work. Standard unit cost generally consists of direct material, direct labor and Allocable Overhead specifically attributable to the Product at standard. The cost of final manufacturing will be calculated in accordance with customary cost accounting methods, consistently applied, of the Party performing the work. Final manufacturing costs generally consist of direct material, direct labor and Allocable Overhead directly attributable to the Product at standard.

        Direct material costs will include, but not be limited to, the costs incurred in purchasing raw materials and finished goods, including (without limitation) freight, sales and excise taxes imposed thereon and customs duty and charges levied by government authorities, and all costs of packaging components.

        Direct labor will include, but not be limited to, the cost of employees engaged in direct manufacturing activities who are directly employed in Product manufacturing and packaging.

        Allocable Overhead included in Cost of Goods Sold will include, but not be limited to, other indirect costs associated with the operating unit(s) manufacturing a Product. Such Allocable Overhead will include, but not be limited to, expenses associated with: warehousing of a Product; quality assurance, manufacturing and engineering associated with the operating unit(s) manufacturing a Product; and depreciation, repairs and maintenance, insurance and property taxes associated with the plant(s) manufacturing Products. Allocable Overhead will not include costs associated with capacity not incorporated into standard unit costs. Standard unit costs will exclude costs associated with excess or unused capacity not directly related to Products.

        Costs of Goods Sold will also include, but not be limited to, (i) manufacturing variances and other attributable costs not in standard (but excluding capacity not incorporated into standard manufacturing unit costs) such as, but not limited to, material price variances, labor hour variances, material usage variances, excess and obsolescence, inventory reserves and batches that do not conform to specification, and (ii) actual Third Party royalty expenses.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        Third Party royalty expenses will include, but not be limited to, royalties or other compensation payable to a Third Party possessing or having a license under patents and/or other technology rights relating to the manufacture, sale, use, offer for sale or import of a Product, subject to the provisions of Section 6.6 of the Agreement.

        A.3.4 "DEVELOPMENT EXPENSES" means the expenses incurred by a Party or for its account that are attributable to the development of a Product, calculated on a fully burdened basis (i.e., including Allocable Overhead specifically attributable thereto). Without limiting the generality of the foregoing, "Development Expenses" will mean amounts paid by a Party to third parties involved in the development of a Product, and all internal costs (calculated on a full-time equivalent basis) incurred by a Party in connection with development of a Product. Development Expenses will include, but are not limited to, the following costs incurred for the development of a Product: the costs of modifying and optimizing a prospective Product, including its chemical structure and formulation, to achieve product development goals regarding efficacy, safety, dosing and route of administration; the cost of studies on the toxicological, pharmacokinetic, metabolic or clinical aspects of a prospective Product conducted internally or by individual investigators or consultants necessary or desirable for the purpose of obtaining and/or maintaining Regulatory Approval of a Product; costs (and related fees) for preparing, submitting, reviewing or developing data or information for the purpose of submission to a governmental authority to obtain and/or maintain Regulatory Approval of a Product; and manufacturing process development and scale-up for a Product in bulk and finished form for purposes of conducting preclinical and clinical studies necessary to obtain and/or maintain Regulatory Approval of Products. In addition, Development Expenses include, but are not limited to, the following development costs incurred by the Parties in support of or for extension of the applicable Product after the First Commercial Sale: Phase IV clinical trials; ongoing product development (e.g., new formulations and routes of administration); ongoing product support; ongoing medical affairs; and fees and expenses of outside consultants and counsel in respect of regulatory affairs.

        A.3.5 "SALES AND MARKETING EXPENSES" means the costs which are incurred by a Party or for its account attributable to the distribution, sale, promotion and marketing of a Product, calculated on a fully burdened basis (i.e., including Allocable Overhead specifically attributable thereto). Sales and Marketing Expenses will mean the sum of Selling Expenses, Marketing Management, Market and Consumer Research, Advertising, Trade Promotion, Consumer Promotion, Education Expenses and Freight and Transportation-Out, each of which is specified below. The costs of activities which promote a Party's business as a whole without being product specific (such as corporate image advertising) are specifically excluded from Sales and Marketing Expenses. To the extent multiple products are involved and some of such products are not a Product, then such allowances will be allocated on a pro rata basis based upon net sales of each respective product by such operating unit during the most recent quarter.

               (a) "ADVERTISING" will include, but not be limited to, all media costs associated with Product advertising as follows: production expense/artwork including set up; design and art work for an advertisement; the cost of securing print space, air time, etc. in newspapers, magazines, trade journals, television, radio, billboards, etc.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                             "CONSUMER PROMOTION" will include, but not be
limited to, the expenses associated with programs to promote a Product directly to the prescriber or end user. This category will include, but not be limited to, expenses associated with promoting products directly to the professional community such as professional samples, professional literature, promotional material costs, patient aids and detailing aids. To the extent multiple products are involved and some of such products are not the applicable Product, then such allowances will be allocated on a pro rata basis based upon net sales of each respective product by such operating unit during the most recent quarter.

                             "EDUCATION" will include, but not be limited to,
expenses associated with professional education with respect to a Product through any means not covered above, including, but not limited to, articles appearing in journals, newspapers, magazines or other media; seminars, scientific exhibits, and conventions; and symposia, advisory boards and opinion leader development activities.

                             "FREIGHT AND TRANSPORTATION-OUT" will include (to
the extent not already recovered in the calculation of Net Sales), but not limited to, the portion of distribution costs relating to moving Product goods from a warehouse to the customer as follows: outbound transportation costs; costs of moving goods from a manufacturing point to a warehouse at another location from which it is ultimately to be distributed to a customer; the costs of the traffic department where there is a separate department that has responsibility for administration of freight costs.

                             "MARKET AND CONSUMER RESEARCH" will include, but
not be limited to, compensation and departmental expenses for market and consumer research personnel and payments to Third Parties related to conducting and monitoring professional and consumer appraisals of existing, new or proposed Products, such as market share services (e.g., IMS data), special research testing and focus groups.

                             "MARKETING MANAGEMENT" will include, but not be
limited to, product management and sales promotion management compensation and departmental expenses. This will include, but not be limited to, costs associated with developing overall sales and marketing strategies (e.g., product line or customer segment), as well as planning and programs for Products. In addition, payments to Third Parties in connection with trademark selection, filing, prosecution and enforcement will be included in this category.

                             "SELLING EXPENSES" will include, but not be limited
to, the following costs directly associated with the efforts of field sales representatives with respect to Products: field sales force; field sales offices; home offices; staffs directly involved in the management of and the performance of the selling functions; and payments to Third Parties under contract sales and marketing agreements. The costs of detailing sales calls will be allocated on a weighted average basis based on the proportionate time and effort given to the detailing of Products versus product other than a Product at an accounting charge rate consistently applied within and across a Party's or a Third Party's operating units and which is no less favorable than the internal charge rate used by such Party or such Third Party for its own internal cost accounting purposes for products other than the Product (excluding internal profit margins and markups).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                             "TRADE PROMOTION" will include, but not be limited
to, the allowances given to retailers, brokers, distributors, hospital buying groups, etc. for purchasing, promoting, and distribution of Products. This will include, but not be limited to, purchasing, advertising, new distribution, and display allowances as well as free goods, wholesale allowances and reasonable field sales samples.

        A.3.6 "GENERAL AND ADMINISTRATIVE EXPENSES means a Party's customary allocation, based on direct project headcount or other generally accepted activity-based accounting methods, of the costs of the following corporate general and administrative functions of such Party or any of its operating units incurred to support or facilitate the development, manufacturing, marketing or selling of Products: finance and accounting; purchasing and receiving; management information systems; facilities; human resources; executive management; and legal, patent and trademark. Such costs include, but not limited to, the costs of employees performing such functions, the direct costs of supporting such individuals in the performance of their jobs (e.g., travel, floor space, computers and other supplies and telephones) and the actual cost of outside services (e.g., consulting and audit services). In view of the manner in which General and Administrative Expenses are calculated, administration expenses will be excluded from the definition of each of the other cost items that make up Allowable Costs and Expenses.

        Notwithstanding any other provision of this Agreement, commencing as of the [ * ] of a Product, total General and Administrative Expenses will not exceed [ * ] of Net Sales of such Product in any quarter, except as otherwise agreed in writing by the Parties.

        A.3.7 "NET INTEREST INCOME" means interest income less interest expense and adjusted for realized gains and losses from the sale of investments.

        A.3.8 For purposes of calculating Profit or Loss only, "NET SALES" will have the meaning ascribed to it in Section 1.29 of the Agreement.

        A.3.9 "OTHER NON-OPERATING AND EXTRAORDINARY GAINS (LOSSES)" means gains or losses incurred either from secondary or auxiliary activities of AxysCyt, outside the ordinary and primary course of business, or unusual and infrequent gains and losses of material amounts.

        A.3.10 "PROFIT OR LOSS" will have the meaning ascribed to it in Section
A.1 above.

        A.3.11 "SUBLICENSE REVENUES" means the amounts received by the selling Party or its Affiliates described in Section 5.3(e) of the Agreement.

        A.4. FOREIGN EXCHANGE

        The functional currency for accounting for Profit or Loss will be U.S. Dollars.

        The statement of Profit or Loss will be translated into U.S. Dollars using, for each currency, the arithmetic average of the daily exchange rates (obtained as described below) during the reporting period; each daily exchange rate will be obtained from the Reuters Daily Rate Report or The Wall Street Journal, Eastern U.S. Edition, or, if not so available, as otherwise agreed to by the Parties.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        A.5. Reporting of the non-selling Party Costs

        To the extent that, at the selling Party's written request, the non-selling Party or a Third Party with whom the non-selling Party has contracted incurs Allowable Costs and Expenses with respect to the selling Party's Product, the non-selling Party will promptly provide the selling Party with a reasonably detailed written invoice for such Allowable Costs and Expenses, and such Allowable Costs and Expenses will be accounted for in the fiscal quarter in which such invoice is received by the selling Party.

        A.6. Audits

        A.6.1 The non-selling Party will have the right to request that an independent public accounting firm perform an audit of the selling Party's books of accounts for the sole purpose of verifying compliance with this Exhibit A by the selling Party. Such audits will be conducted at the expense of the non-selling Party; provided, however, that if the audit results in an adjustment in favor of the non-selling Party exceeding the lesser of (i) [ * ] of Losses or Profits or (ii) [ * ] in any quarter, the reasonable cost of the audit will be borne by the selling Party. Any disputes with regard to the foregoing will be resolved in accordance with Section 11.10 of the Agreement. Audit results will be shared with both Parties. Audits are limited to the same time periods as provided in Section 6.10(a) of the Agreement.

        A.6.2 The selling Party will have the right to request that an independent public accounting firm perform an audit of the non-selling Party's books of accounts for the sole purpose of verifying invoices for the non-selling Party's Allowable Costs and Expenses submitted to the selling Party hereunder. Such audits will be conducted at the expense of the selling Party; provided, however, that if the audit results in an adjustment of greater than [ * ] of the non-selling Party's Allowable Costs and Expenses in any period, the reasonable cost of the audit will be borne by the non-selling Party. Audit results will be shared with both Parties. Audits are limited to the same time periods as provided in Section 6.10(a) of the Agreement.

        A.7. PAYMENTS BETWEEN THE PARTIES

        Balancing payments between the Parties will be made as necessary based on Profit or Loss, adjusted for non-cash items other than those provided for in Section A.10 below, including reasonable working capital allocations that reflect differences between recognized cash flows and recognized revenues with respect to a Product. Payments will be made quarterly, within [ * ] following the end of each quarter (or, with respect to the non-selling Party, if later, [
* ] following receipt of the applicable report from the selling Party), based on actual results within the time periods set forth in Section A.2 above subject to adjustment as provided for herein.

        A.8. SHARING OF PROFITS AND LOSSES

        As provided in the Agreement, the Parties share equally (50%/50%) the Profit or Loss for each quarterly period.

        A.9. START OF OPERATIONS

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

        Operation of AxysCyt will be deemed to have commenced on the date the non-selling Party gives timely written notice to the selling Party that it has exercised the Option pursuant to Section 5.3 of the Agreement.

        A.10. CAPITAL INVESTMENTS BY THE SELLING PARTY

        Notwithstanding anything to the contrary in the Agreement or herein, all capital investments required to be made in connection with a Product (such as a capital investment in a manufacturing facility) are to be borne by the selling Party initially and recouped through an appropriate depreciation charge to AxysCyt.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT B

                                  RESEARCH PLAN






[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT C

                            NON-PCT MEMBER COUNTRIES


        The non-PCT countries in which foreign patent applications may be filed pursuant to Section 7.3(b) are set forth below.

       CLASS A                      CLASS B                    CLASS C
       [*]                          [ * ]                      [ * ]
       [ * ]                        [ * ]                      [ * ]
                                    [ * ]                      [ * ]
                                    [ * ]                      [ * ]
                                    [ * ]                      [ * ]
                                                               [ * ]
                                                               [ * ]

        [ * ] will decide from time to time which of Class A, Class B or Class C is the most appropriate with respect to a particular patent, which decision will be memorialized in [ * ].




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   SCHEDULE D

                            STOCK PURCHASE AGREEMENT






[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  CYTOVIA, INC.


                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


                                 MARCH 16, 2000




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       2.

                                  CYTOVIA, INC.

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


        THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of March 16, 2000, by and among CYTOVIA, INC., a Delaware corporation (the "Company") and AXYS PHARMACEUTICALS, INC., a Delaware corporation (the "Purchaser").

                                    RECITALS

        WHEREAS, the Company has authorized the sale and issuance of 186,336 shares of its Series C Preferred Stock (the "Shares"); and

        WHEREAS, in connection with that certain Collaboration Agreement dated as of March 16, 2000, between the Company and the Purchaser (the "Collaboration Agreement"), the Purchaser desires to purchase the Shares on the terms and conditions set forth herein, and the Company desires to issue and sell the Shares to the Purchaser on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. AGREEMENT TO SELL AND PURCHASE.

    1.1.AUTHORIZATION OF SHARES. Prior to the Closing (as defined in Section 2 below), the Company shall have (i) authorized the sale and issuance to the Purchaser of the Shares and (ii) reserved for issuance shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Restated Charter").

    1.2.SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, an aggregate of 186,336 Shares at a purchase price of $8.05 per share, for the aggregate purchase price of $1,500,004.80.

2. CLOSING, DELIVERY AND PAYMENT.

    2.1.CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 5 p.m. on the date hereof, at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121-2128. The date of the Closing shall hereinafter be referred to as the Closing Date.

    2.2.DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a certificate representing the number of Shares to be purchased


                                       1.

        at the Closing, against payment of the purchase price therefor by check or wire transfer to the Company's bank account.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as set forth in the Schedule of Exceptions attached as Exhibit B, the Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

    3.1.ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company or its business as presently conducted or as proposed to be conducted.

    3.2.CORPORATE POWER. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares under this Agreement, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of this Agreement, including all exhibits and schedules hereto.

    3.3.SUBSIDIARIES. The Company does not own or control, directly or indirectly, any other corporation, association or business entity.

    3.4.CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.001 per share, and 2,243,520 shares of Preferred Stock, par value $.001 per share, of which 1,084,860 shares are designated Series A Preferred Stock, 450,000 shares are designated Series A-1 Preferred Stock, 150,000 shares are designated Series B Preferred Stock, 558,660 are designated Series A-2 Preferred Stock and 186,336 shares are designated Series C Preferred Stock. Upon the Closing (excluding any Shares issued in the Closing), the Company will have issued and outstanding 376,290 shares of Common Stock, 1,084,860 shares of Series A Preferred Stock, 450,000 shares of Series A-1 Preferred Stock, 124,301 shares of Series B Preferred Stock, 558,660 shares of Series A-2 Preferred Stock and no shares of Series C Preferred Stock. All of such issued and outstanding shares (i) have been duly authorized and are validly issued, (ii) are fully-paid and non-assessable, and (iii) were issued in compliance with all applicable state and federal securities laws. The Company has reserved the following shares of its stock for issuance from time to time as may be determined by the Company's Board of Directors (collectively, the "Reserved Shares"): (i) 457,688 shares of the Company's Common Stock which may be issued to certain employees, directors and consultants of the Company pursuant to the Company's 1998 Equity Incentive Plan (the "1998 Plan"); (ii) 4,972 shares of Series B Preferred Stock issuable upon exercise of outstanding warrants of the Company; (iii) 9,944 shares of Series B Preferred Stock issuable upon the exercise of outstanding warrants; and (iv) shares of Common Stock issuable upon conversion of Company Preferred Stock. The

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       2.

        Shares, upon issuance, shall have the rights, preferences and privileges set forth in the Restated Charter. The Shares, and the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") have been duly and validly reserved for issuance. Except for the Shares, the Founders' Shares, the Conversion Shares and the Reserved Shares, and except for any rights created by the Investor Rights Agreement dated as of March 27, 1998, as amended (the "Investor Rights Agreement"), there are no preemptive rights or any options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company. When issued in compliance with the provisions of this Agreement and the Restated Charter, as the case may be, the Shares and the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances (other than any liens and encumbrances which may be created by the Purchasers); provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and federal securities laws. The Reserved Shares, when issued pursuant to the 1998 Plan or the terms of the corresponding option or other award agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be free of any liens or encumbrances (other than any liens and encumbrances which may be created by the issuees thereof).

    3.5.AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, general equity principles, and limitations upon rights to indemnity.

    3.6.GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) or the consummation of any other transaction contemplated hereby, except (a) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under the California Corporate Securities Law and any other applicable blue sky laws, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing and (b) such filings as may be determined by counsel to the Company to be necessary to secure an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), which filing, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.

    3.7.PATENTS, TRADEMARKS, AND TRADE SECRETS. There is no pending or, to the Company's knowledge, threatened claims against the Company alleging that the conduct of the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       3.

        Company's business infringes or conflicts with the rights of others under patents, service marks, trade names, trademarks, copyrights, trade secrets or other proprietary rights. To the Company's knowledge: (i) the Company's business as now conducted and as proposed to be conducted will not infringe or conflict with the rights of others, including rights under patents, service marks, trade names, trademarks, copyrights, trade secrets and other proprietary rights, and (ii) the Company owns or possesses sufficient legal rights to all the patents, copyrights, trademarks, trade names, service marks, trade secrets and other rights necessary for the operation of its business as now conducted and as proposed to be conducted. Schedule 3.7 hereto lists all material licenses and other agreements with third parties which give such parties rights in and to the Company's products and developments. Except as set forth in Schedule 3.7, the Company is not bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, proprietary rights or processes of any other person or entity. No employee or consultant of the Company owns any rights in patents, trademarks, trade names, processes, data or know-how directly or indirectly competitive with those owned or to be used by the Company or derived from or in connection with the conduct of the Company's business. The Company is not aware of any violation or infringement by a third party of any of the Company's patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets useful in the conduct of its business.

    3.8.COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS, NONE BURDENSOME, ETC.
        Schedule 3.8 lists all notes, indentures, leases, purchase orders, instruments or contracts material to the business of the Company as presently conducted or as proposed to be conducted to which the Company is a party or by which it or any of its property is bound (collectively referred to as "Contracts"). The business and operations of the Company have been conducted in accordance with all applicable rules, regulations, orders, statutes, injunctions, decrees, writs, judgments, determinations and awards of all courts and government agencies and instrumentalities. The Company is not in violation of any term of the Restated Charter or its Bylaws, or of any material term contained in any Contract, and is not in violation of any order, injunction, decree, judgment of any court or governmental body, or any statute, rule or regulation applicable to the Company. No event or failure of performance has occurred which, with the passage of time or the giving of notice or both, would constitute such a violation. Neither the execution, delivery and performance of this Agreement, nor the issuance of the Shares or the Conversion Shares, will result in any such violation or be in conflict with or constitute a default under any such order, judgment, statute, rule or regulation, or result in the creation of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company as presently conducted or as proposed to be conducted or any of its properties or assets. To the Company's knowledge, no other party is in default of any such Contract. To the Company's knowledge, all Contracts to which the Company is a party are valid and binding and in full force and effect. The Company has not been notified by any party

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       4.

        thereto of any such party's intention or desire to terminate or modify in any material respect any of such Contracts, or of any claim or threat that the Company has breached any of such Contracts.

    3.9.LITIGATION, ETC. Except as disclosed in Part 3.9 of the Schedule of Exceptions, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company, nor, to its knowledge, is there any reasonable basis therefor. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental body, agency or instrumentality. Except as disclosed in Part 3.9 of the Schedule of Exceptions, no action, suit, proceeding or investigation is pending or threatened by the Company.

    3.10. REGISTRATION RIGHTS. Except as set forth in the Investor Rights Agreement, the Company is not under any obligation to register (as defined in Section 1.1 of the Investor Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued and has not granted any registration rights to any person or entity.

    3.11. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form of Exhibit C attached hereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

    3.12. NO DEFAULTS. The Company has, in all respects, performed all material obligations required to be performed by it to date and is not in default under any of the contracts, loans, notes, mortgages, indentures, licenses, security agreements, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound, except for such defaults which in the aggregate would not have a material adverse effect on the Company or its business as presently conducted or as proposed to be conducted, and no event or condition has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a default.

    3.13. EMPLOYEES.

    (a) The Company has no employment contract with any officer or employee or any other consultant or person which is not terminable by it at will without liability, except as the Company's right to terminate its employees at will may be limited by applicable state law. To the Company's knowledge, none of the directors, officers, consultants or employees of the Company are bound by any noncompetition, employment, proprietary information or other agreement which would in any manner interfere with or affect such person's ability to provide the services which such person is contractually or otherwise obligated to provide to the Company. To the Company's knowledge, the services provided by directors, officers, consultants and employees of the Company do not violate any noncompetition, employment, proprietary information or other agreement to which

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       5.

        any such persons are bound. There are no controversies or labor trouble or union organization activities pending or, to the knowledge of the Company, threatened, between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit.

    (b) Eckard Weber is not bound by any noncompetition, employment, proprietary information or other agreement which would in any manner interfere with or affect his ability to provide services as an officer or employee of the Company and his services with the Company do not violate any such agreements.

    3.14. VOTING AND OTHER AGREEMENTS. Except as set forth in (i) the Amended and Restated Voting Agreement dated as of May 18, 1999, (ii) the Investor Rights Agreement, and (iii) the Restated Charter, the Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board of Directors or the voting, acquisition or disposition of shares of its capital stock, and to the Company's knowledge, there is no voting agreement or other arrangement among its stockholders with respect to the election of any individual or individuals to the Board of Directors or the voting, acquisition or disposition of shares of its capital stock.

    3.15. RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company, and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. There are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

    3.16. SECURITIES LAW COMPLIANCE. All of (i) the Shares, upon issuance pursuant to the terms of this Agreement, (ii) the Conversion Shares, upon conversion pursuant to the Restated Charter and assuming that the applicable laws as of the date hereof are the applicable laws on the date of conversion, and (iii) the Founders' Shares, upon issuance at the Closing, will be issued in compliance with all federal and state securities laws (except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder and the filing of a Form D pursuant to SEC Regulation
        D). Neither the Company nor any person or entity acting on its behalf has offered or sold any of the Shares or any shares of Common Stock or other securities of the Company by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       6.

        published in any newspaper, magazine or similar media, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

    3.17. OFFERING VALID. Subject in part to the accuracy of the representations set forth in Section 4 hereof, the offer, sale and issuance of the Shares pursuant to this Agreement and the issuance of the Common Stock to be issued upon conversion of the Shares (i) constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and (ii) are in compliance with all applicable state securities laws.

    3.18. MINUTE BOOKS. The minute books of the Company provided to the Purchaser contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

    3.19. REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations promulgated thereunder.

    3.20. INVESTMENT COMPANY ACT. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

    3.21. BROKERS OR FINDERS. The Company has not incurred, and will not incur, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

    3.22. DISCLOSURE. The Company has provided each Purchaser with the information that such Purchaser has requested for deciding whether to purchase the Series C Preferred Stock and all information that the Company believes is reasonably necessary to enable such Purchaser to make such decision. This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein not misleading.

    3.23. ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

    3.24. PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

        The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       7.

    4.1.REQUISITE POWER AND AUTHORITY. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on the Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of any indemnification provisions herein may be limited by applicable laws.

    4.2.INVESTMENT REPRESENTATIONS. The Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. The Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement. The Purchaser hereby represents and warrants as follows:

    (a) PURCHASER BEARS ECONOMIC RISK. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

    (b) ACQUISITION FOR OWN ACCOUNT. The Purchaser is acquiring the Shares and the Conversion Shares for the Purchaser's own account for investment only, and not with a view towards their distribution.

    (c) PURCHASER CAN PROTECT ITS INTEREST. The Purchaser represents that by reason of its, or of its management's, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Purchaser is aware of no publication of any form of general advertising in connection with the transactions contemplated in this Agreement.

    (d) ACCREDITED INVESTOR. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       8.

    (e) COMPANY INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. The Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

    (f) RULE 144. The Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

    (g) RESIDENCE. The office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on the signature page hereto.

5. CONDITIONS TO CLOSING.

    5.1.CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. The Purchaser's obligation to purchase the Shares at the Closing is subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct at the date of the Closing with the same force and effect as if they had been made on and as of such date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

    (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

    (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

    (d) FILING OF RESTATED CHARTER. The Restated Charter shall have been accepted for filing by the Secretary of State of the State of Delaware.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       9.

    (e) CORPORATE DOCUMENTS. The Company shall have delivered to the Purchaser or its counsel, copies of all corporate documents of the Company as the Purchaser shall reasonably request.

    (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares as set forth in the Restated Charter shall have been duly authorized and reserved for issuance upon such conversion.

    (g) COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c) and (f) of this Section 5.1 have been satisfied.

    (h) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its special counsel, and the Purchaser and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

    5.2.CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

    (b) PERFORMANCE OF OBLIGATIONS. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing.

    (c) FILING OF RESTATED CHARTER. The Restated Charter shall have been accepted for filing by the Secretary of State of the State of Delaware.

    (d) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

    (e) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its legal counsel, and the Company and its legal counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      10.

6. MISCELLANEOUS.

    6.1.GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

    6.2.SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

    6.3.SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

    6.4.ENTIRE AGREEMENT. This Agreement, and the Exhibits and Schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

    6.5.SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    6.6.AMENDMENT AND WAIVER.

    (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

    (b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

    6.7. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement or under the Restated Charter or any waiver on such party's part of any provisions or conditions of this Agreement or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      11.

        in such writing. All remedies, either under this Agreement, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

    6.8.WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that Cooley Godward LLP ("Cooley Godward"), has in the past and may continue in the future to perform legal services for each of the parties or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, matters of a similar nature to the transactions contemplated herein. Both parties to this Agreement hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation by Cooley Godward, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the transactions contemplated herein, Cooley Godward has represented the Company; and (c) give their informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's representation of each party or its affiliates in matters unrelated to such transactions.

    6.9.NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent (i) to the Company at 6650 Nancy Ridge Drive, San Diego, CA 92121, (ii) to the Purchaser at the address set forth on the signature page attached hereto, or (iii) to any party hereto at such other address as such party may designate by ten
        (10) days advance written notice to the other parties hereto.

    6.10. EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

    6.11. TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    6.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    6.13. BROKER'S FEES. Both parties hereto represent and warrant that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Both parties hereto further agree to indemnify each other for any claims, losses or expenses incurred by the other as a result of the representation in this
        Section 6.13 being untrue.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      12.

    6.14. PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

        IN WITNESS WHEREOF, the parties hereto have executed this SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

        COMPANY:                            PURCHASER:

        CYTOVIA, INC.                       AXYS PHARMACEUTICALS, INC.

        By: /s/ E. Weber                    By: /s/ William J. Newell
           ----------------------------        ---------------------------------
        Title: President and CEO            Title:  Senior Vice President
              -------------------------           ------------------------------
        Address: 6650 Nancy Ridge Dr.       Address: 180 Kimball Way,
                -----------------------             ----------------------------
                 San Diego, CA 9212                  S. San Francisco, CA 94080




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      13.

                                LIST OF EXHIBITS



        Restated Charter                                               Exhibit A



        Schedule of Exceptions                                         Exhibit B



        Form of Proprietary Information and Inventions Agreement       Exhibit C




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT A

                                RESTATED CHARTER





[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CYTOVIA, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1999, AT 3 O'CLOCK P.M. A FILED COPY OF THIS CERTICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.


/s/ Edward J. Freel
-----------------------------------

EDWARD J. FREEL, SECRETARY OF STATE

2844245  8100                                           AUTHENTICATION:  0158944

991555587                                               DATE:  12-22-99




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CYTOVIA, INC.


        CYTOVIA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows: FIRST:
The name of this corporation is Cytovia, Inc.

        SECOND: The corporation's original Certificate of Incorporation was filed with the Secretary of State on January 9, 1998 under the name Sitovia, Inc.

        THIRD: The Amended and Restated Certificate of Incorporation of this corporation, in the form attached hereto as Exhibit A, was duly adopted by the Board of Directors and by written consent of the stockholders of the corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

        FOURTH: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and hereby incorporated by reference.

        IN WITNESS WHEREOF, Cytovia, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer and attested to by its Secretary this 22nd day of December, 1999.

                                      CYTOVIA, INC.


                                      By: /s/ E. Weber
                                         ---------------------------------------
                                         Eckard Weber, M.D.
                                         President and Chief Executive Officer

ATTEST:


/s/ Richard Canote
------------------------------------
Richard Canote, Secretary



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       2.

                                    EXHIBIT A


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CYTOVIA, INC.

                                       I.

        The name of the Corporation is Cytovia, Inc.

                                       II.

        The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is National Registered Agents, Inc. III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

    A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is twelve million two hundred forty three thousand five hundred and twenty (12,243,520) shares. Ten Million (10,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($0.001). Two million two hundred forty three thousand five hundred and twenty (2,243,520) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($0.001). The preferences, privileges and restrictions granted to or imposed on the respective classes and series of shares of Common Stock and Preferred Stock are as set forth in this
        Article IV.

    B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

    C. One Million Eighty Four Thousand Eight Hundred Sixty (1,084,860) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock." The shares of Series A Preferred Stock are referred to herein as the "Series A Preferred." Four Hundred Fifty Thousand (450,000) of the authorized shares of Preferred Stock are hereby designated "Series A-1 Junior Preferred Stock." The shares of Series A-1 Junior Preferred Stock are referred to herein as the "Series A-1 Preferred." Five Hundred Fifty-Eight Thousand Six Hundred Sixty (558,660) of the authorized shares of Preferred Stock are hereby designated "Series A-2 Preferred Stock." These shares of Series A-2 Preferred Stock are referred to herein as the "Series A-2 Preferred." One Hundred Fifty Thousand (150,000) of the shares of Preferred Stock are hereby designated "Series B Preferred Stock." The shares of Series B Preferred Stock are referred to herein as the "Series B Preferred." The Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series A-2 Preferred Stock shall be collectively referred to herein as the "Preferred Stock." The rights, preferences and privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

    1 DIVIDENDS. The holders of Preferred Stock, in preference to the holders of any Common Stock or other class or series of capital stock of the Corporation ("Junior Stock") shall be entitled to receive dividends when, as and if declared by the Board of Directors, but only out of funds legally available therefor. So long as any shares of Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) unless a dividend is paid with respect to all outstanding shares of Preferred Stock in an amount for each share of Preferred Stock equal to or greater than the aggregate amount of such dividends payable with respect to the number of shares of Common Stock into which each such share of Preferred Stock could then be converted. The provisions of this Section 1 shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Corporation that is unanimously approved by the Corporation's Board of Directors.

    2   LIQUIDATION PREFERENCE.

                      a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred, Series B Preferred and Series A-2 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A-1 Preferred, by reason of their ownership thereof, an amount of (i) $9.31 per share of Series A Preferred, as adjusted for any stock splits, combinations, consolidations, stock distributions or stock dividends with respect to such series (the "Series A Original Issue Price") then held by them, (ii) $16.09 per share of Series B Preferred Stock, as adjusted for any stock splits, combinations, consolidations, stock distributions or stock dividends with respect to such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       4.

series (the "Series B Original Issue Price") then held by them, (iii) $5.37 per share of Series A-2 Preferred Stock, as adjusted for any stock splits, combinations, consolidations, stock distributions or stock dividends with respect to such series (the "Series A-2 Original Issue Price") then held by them and (iv) any declared but unpaid dividends on each share of Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation then legally available for distribution shall be distributed among the holders of the Preferred Stock in relative proportion to the amount each such holder would have been entitled to receive if assets and funds had been sufficient to permit payment of the full aforesaid preferential amounts to all such holders.

                      b. After the distribution described in subsection 2.a. above has been paid, remaining assets and funds of the Corporation then legally available for distribution, if any, shall be distributed among the holders of the Common Stock and Preferred Stock in proportion to the number of shares of Common Stock then held by them (including shares of Common Stock which they then have the right to acquire upon conversion of the shares of Preferred Stock then held by them); provided, however, that at such time as the holders of the Series A Preferred, Series B Preferred and Series A-2 Preferred shall have received pursuant to subsections 2.a. and 2.b. hereof an aggregate amount equal to two and one-half times the Series A Original Issue Price, two and one-half times the Series B Original Issue Price and two and one-half times the Series A-2 Original Issue Price, respectively, the holders of Series A Preferred, Series B Preferred and Series A-2 Preferred shall not receive any further portion of the remaining assets of the Corporation available for distribution to its stockholders and all such remaining assets shall be distributed to the holders of Series A-1 Preferred and the holders of Common Stock in proportion to the number of shares of Series A-1 Preferred and Common Stock then held by them.

                      c. For purposes of this Section 2: (i) any acquisition of the Corporation in which a majority of the outstanding shares of the Corporation are purchased or exchanged for cash or securities or other consideration issued or caused to be issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (ii) a sale of all or substantially all of the assets of the Corporation, or (iii) any consolidation or merger involving the Corporation or any of its subsidiaries with or into any other corporation, or any other entity or person, other than a wholly-owned subsidiary, in which the stockholders of the Corporation immediately before the consolidation or merger own less than a majority of the surviving corporation immediately following such consolidation or merger shall be deemed to be a liquidation, dissolution or winding up and shall entitle the holders of the Preferred Stock and Common Stock to receive at the closing, in cash, securities or other property (valued as provided in subsection 2.d. below), those amounts that are specified in subsections 2.a. and 2.b.

                      d. Whenever the distribution provided in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       5.

        3. VOTING RIGHTS. Except as otherwise provided herein or required by law, each share of Common Stock issued and outstanding shall have one vote, each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock is convertible (as adjusted from time to time pursuant to Section 4 hereof) and the Common Stock and the Preferred Stock shall vote together as a single class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole number.

        4. CONVERSION. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                      a. RIGHT TO CONVERT.

               (i) Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $9.31 by the then applicable conversion price for the Series A Preferred, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "Series A Conversion Price"). The Series A Conversion Price shall initially be $4.655 per share. Such initial Series A Conversion Price shall be adjusted as hereinafter provided.

               (ii) Each share of Series A-1 Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.39 by the then applicable conversion price for the Series A-1 Preferred, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "Series A-1 Conversion Price"). The Series A-1 Conversion Price shall initially be $7.39 per share. Such initial Series A-1 Conversion Price shall be adjusted as hereinafter provided.

               (iii) Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $16.09 by the then applicable conversion price for the Series B Preferred, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "Series B Conversion Price"). The Series B Conversion Price shall initially be $7.69 per share. Such initial Series B Conversion Price shall be adjusted as hereinafter provided.

               (iv) Each share of Series A-2 Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.37 by the then applicable conversion price for the Series A-2 Preferred, determined as hereinafter

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       6.

        provided, in effect on the date the certificate is surrendered for conversion (the "Series A-2 Conversion Price"). The Series A-2 Conversion Price shall initially be $5.37 per share. Such initial Series A-2 Conversion Price shall be adjusted as hereinafter provided.

               (v) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price for each series in effect immediately prior to the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Act"), at a public offering price, prior to underwriter commissions and expenses, equal to or exceeding $11.64 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) and aggregate gross proceeds to the Corporation and/or any selling stockholders equal to or exceeding $15,000,000. In such event, the conversion of such shares of the Preferred Stock shall be deemed to have occurred automatically immediately prior to the closing of such public offering.

               (vi) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price for each series upon the vote or the written consent of holders of at least a majority of the Preferred Stock. In such event, the conversion of such shares of Preferred Stock shall be deemed to have occurred upon the date of receipt of such vote or consent or such later date as may be specified by such holders.

               B. MECHANICS OF CONVERSION. Before any holder of any shares of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Corporation and shall give written notice to the Corporation at such office that it elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to subsections 4.a.(iii) or 4.a.(iv)). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates, registered in such names as specified by the holder, for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, and any accrued and unpaid dividends on the converted shares of the Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date (except that in the event of an automatic conversion pursuant to a public offering under subsection 4.a.(iii) such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in such subsection 4.a.(iii) and except that in the event of an automatic conversion pursuant to subsection 4.a.(iv), such conversion shall be deemed to have been made upon the close of business on the date of receipt of the vote referred to in such subsection or such later date as may be specified by the stockholders submitting such vote). If the conversion is in connection with an

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       7.

        underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering shares of the Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such shares of the Preferred Stock until immediately prior to the closing of such sale of securities.

                      c. Adjustments to Conversion Price for Diluting Issues.

        (i) SPECIAL DEFINITIONS. For purposes of this subsection 4.c. the following definitions apply:

(a) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to subsection 4.c.(iii), deemed to be issued) by the Corporation after the Series B Original Issue Date, other than shares of Common Stock:

                             (1) issued or issuable upon conversion of shares of
Preferred Stock;

                             (2) issued or issuable to officers, directors or
employees of, or consultants to, the Corporation, on terms approved by the Board of Directors;

                             (3) issued or issuable in connection with equipment
financing, lines of credit or other lending arrangements on terms approved by the Board of Directors;

                             (4) issued or issuable in connection with the
acquisition of a business, the acquisition of assets, joint ventures, strategic alliances or similar transactions or partnering arrangements on terms approved by the Board of Directors;

                             (5) issued or issuable as a dividend or
distribution on the Preferred Stock; or

                             (6) for which adjustment of the applicable
Conversion Price for the Series A Preferred, Series B Preferred or Series A-2 Preferred is made pursuant to subsection 4.c.(iv), subsection 4.d. or subsection 4.e. hereof.

(b) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred, Series A-1 Preferred, Series B Preferred and Series A-2 Preferred) or other securities convertible into or exchangeable for Common Stock.

(c) "OPTIONS" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       8.

(d) "SERIES B ORIGINAL ISSUE DATE" shall mean the date on which a share of Series B Preferred Stock was first issued.

                             (ii) NO ADJUSTMENT OF CONVERSION PRICE. No
adjustment in the Conversion Price of a particular share of Series A Preferred, Series B Preferred or Series A-2 Preferred, respectively, shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Series A Conversion Price, the Series B Conversion Price or the Series A-2 Conversion Price, respectively, in effect on the date of and immediately prior to such issuance. No adjustment in the Conversion Price of any share of Series A-1 Preferred shall be made in respect of the issuance or deemed issuance of Additional Shares of Common Stock regardless of the consideration per share for such Additional Shares of Common Stock.

                             (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON
STOCK. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 4.c.(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a) no further adjustments in the applicable Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the applicable Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided, however, that no such adjustment of the applicable Series A Conversion

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       9.

Price, Series B Conversion Price or Series A-2 Conversion Price shall affect Common Stock previously issued upon conversion of any shares of Preferred Stock;

(c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection 4.c.(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(d) no readjustment pursuant to subsections 4.c.(iii)(b) or 4.c.(iii)(c) above shall have the effect of increasing the applicable Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price to an amount which exceeds the lower of (1) such Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price, respectively, on the original adjustment date, or (2) such Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price, respectively, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(e) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the applicable Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price shall be made, except as to shares of Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in subsection 4.c.(iii)(c) above; and

(f) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the applicable Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any, of such Options or Convertible Securities.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      10.

                             (iv) ADJUSTMENT OF SERIES A CONVERSION PRICE,
SERIES B CONVERSION PRICE AND SERIES A-2 CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 4.c.(iii)) without consideration or for a consideration per share less than the applicable Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price, respectively, shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying such Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price, respectively, then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase if purchased at the applicable Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price, respectively, then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding Options having an exercise price per share less than the applicable Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price, respectively, in effect on such date had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities or outstanding Options solely as a result of the adjustment of the respective Series A Conversion Price, Series B Conversion Price or Series A-2 Conversion Price (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

                             (v) DETERMINATION OF CONSIDERATION. For purposes of
this subsection 4.c., the consideration received by the Corporation for the issue of any Additional Stock shall be computed as follows:

                                    (a) CASH AND PROPERTY: Such consideration
shall:

        (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

        (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

        (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both cash and property other than cash be in the proportion of such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      11.

consideration so received, computed as provided in subsections 4.c.(v)(a)(1) and 4.c.(v)(a)(2) above, as determined in good faith by the Board of Directors.

(b) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 4.c.(iii) relating to Options and Convertible Securities, shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               d. ADJUSTMENTS FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the date on which a share of Series A-2 Preferred is first issued (the "Series A-2 Original Issue Date") shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the applicable Conversion Price for each series of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

               e. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Series A-2 Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision, combination or reclassification of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4 or in subsection 2.c.), in any such event each holder of shares of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of such shares equal to the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      12.

               f. OTHER DISTRIBUTIONS. In the event the Corporation shall at any time or from time to time after the Series A-2 Original Issue Date make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a stock dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than Additional Shares of Common Stock, then in each such event provision shall be made so that the holders of Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

               g. NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               h. CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series A-2 Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for each series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

               i. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      13.

        record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

               j. ISSUE TAXES. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               k. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

               l. FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

               m. NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

               n. ADJUSTMENTS. Subject to the provisions of subsections 4.c. and 5 hereof, in case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      14.

        Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Preferred Stock.

    5. PROTECTIVE PROVISIONS.

        a. Unless otherwise required by law, the Corporation shall not, without the vote or written consent by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock, voting together as a class on an as-converted-to-Common-Stock basis:

               (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation;

               (ii) Increase or decrease the number of authorized shares of Series A Preferred, Series B Preferred or Series A-2 Preferred;

               (iii) Authorize, create or issue, or obligate itself to issue, any other equity security (i) ranking senior to or on a parity with Series A Preferred, Series B Preferred or Series A-2 Preferred as to liquidation preferences, the payment of dividends, distribution of assets, redemptions, or (ii) which in any manner adversely affects the rights of the holders of Series A Preferred, Series A-1 Preferred, Series B Preferred or Series A-2 Preferred; provided, however, that this subsection 5.a. shall not apply to the issuance of Common Stock (or options to purchase Common Stock) with voting rights on a parity with the voting rights of the Series A Preferred, Series A-1 Preferred, Series B Preferred or Series A-2 Preferred (other than the voting rights expressly reserved in this subsection 5.a. for the Series A Preferred, Series A-1 Preferred, Series B Preferred and Series A-2 Preferred);

               (iv) Effect any sale, lease, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries (other than in the ordinary course of business), or any consolidation or merger involving the Corporation with or into any other corporation, or any other entity or person, other than a wholly owned subsidiary, in which the stockholders of the Corporation immediately prior to such consolidation or merger own less than a majority of the voting stock of the surviving corporation immediately following such consolidation or merger;

               (v) Effect any reclassification, recapitalization or other change with respect to any outstanding shares of stock of the Corporation or any liquidation, dissolution or winding-up of the Corporation;

               (vi) Enter into any agreement regarding the acquisition of, or a material investment in any other corporation or other business entity;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      15.

               (vii) Enter into any agreement with or bestow any benefit upon any director or officer of the Corporation, or any immediate family member of any such person other than with respect to employee or consultant compensation consistent with the Corporation's ordinary course of business or as is otherwise approved by the Corporation's Board of Directors;

               (viii) Enter into any transaction which as contemplated would cause a material change in the Corporation's business; or

               (ix) Pay or declare any dividend or distribution on, or redeem any shares of Common Stock, Series A Preferred, Series A-1 Preferred, Series B Preferred or Series A-2 Preferred (other than pursuant to agreements with the holders thereof providing for a repurchase of shares of Common Stock upon termination of employment with or services to the Corporation or in connection with the Corporation's right of first refusal to purchase shares of Common Stock on terms approved by the Board of Directors of the Corporation).

               b. Notwithstanding anything to the contrary in Section 5.a. above, the Corporation shall not, without the vote or written consent by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A Preferred, voting as a separate class, amend or repeal any provisions of, or add any provisions to, the Corporation's Certificate of Incorporation or Bylaws so as to adversely affect solely the holders of the outstanding shares of Series A Preferred.

               c. Notwithstanding anything to the contrary in Section 5.a. above, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series A-1 Preferred, voting as a separate class, amend or repeal any provisions of, or add any provisions to, the Corporation's Certificate of Incorporation or Bylaws so as to adversely affect solely the holders of the outstanding shares of Series A-1 Preferred.

               d. Notwithstanding anything to the contrary in Section 5.a. above, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series B Preferred, voting as a separate class, amend or repeal any provisions of, or add any provisions to, the Corporation's Certificate of Incorporation or Bylaws so as to adversely affect solely the holders of the outstanding shares of Series B Preferred.

               e. Notwithstanding anything to the contrary in Section 5.a. above, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series A-2 Preferred, voting as a separate class, amend or repeal any provisions of, or add any provisions to, the Corporation's Certificate of Incorporation or Bylaws so as to adversely affect solely the holders of the outstanding shares of Series A-2 Preferred.

        6. WAIVER BY HOLDERS OF SERIES A PREFERRED. Unless otherwise required by law, the observance of any term relating to the Series A Preferred may be waived either generally or in a particular instance (and either retroactively or prospectively) with the vote or written consent of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      16.

holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A Preferred, voting as a separate class on an as-converted-to-Common-Stock basis and the Corporation. Any waiver so effected shall be binding upon the Corporation and any holder of Series A Preferred.

               7. WAIVER BY HOLDERS OF SERIES A-1 PREFERRED. Unless otherwise required by law, the observance of any term relating to the Series A-1 Preferred may be waived either generally or in a particular instance (and either retroactively or prospectively) with the vote or written consent of holders of at least a majority of the then outstanding shares of Series A-1 Preferred, voting as a separate class on an as-converted-to-Common-Stock basis and the Corporation. Any waiver so effected shall be binding upon the Corporation and any holder of Series A-1 Preferred.

               8. WAIVER BY HOLDERS OF SERIES B PREFERRED. Unless otherwise required by law, the observance of any term relating to the Series B Preferred may be waived either generally or in a particular instance (and either retroactively or prospectively) with the vote or written consent of holders of at least a majority of the then outstanding shares of Series B Preferred, voting as a separate class on an as-converted-to-Common-Stock basis and the Corporation. Any waiver so effected shall be binding upon the Corporation and any holder of Series B Preferred.

               9. WAIVER BY HOLDERS OF SERIES A-2 PREFERRED. Unless otherwise required by law, the observance of any term relating to the Series A-2 Preferred may be waived either generally or in a particular instance (and either retroactively or prospectively) with the vote or written consent of holders of at least a majority of the then outstanding shares of Series A-2 Preferred, voting as a separate class on an as-converted-to-Common-Stock basis and the Corporation. Any waiver so effected shall be binding upon the Corporation and any holder of Series A-2 Preferred.

               10. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Preferred, Series A-1 Preferred, Series B Preferred or Series A-2 Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of Preferred Stock.

               11. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of this Corporation not expressly provided for the contrary herein shall be vested in the Common Stock.

                                       V.

    A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
        (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
        Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      17.

        personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               B. The Corporation is authorized to provide indemnification of agents (as defined in Section 145 of the Delaware General Corporation
        Law) for breach of duty to the corporation and its stockholders through Bylaw provisions, through agreements with the agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, subject to the limitations on such excess indemnification set forth in Section 102 of the Delaware General Corporation Law.

               C. Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.


                                       VI.

        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

    A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

    B. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

    C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      18.

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS





[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       1.

                                    EXHIBIT C

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT





[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       i.

                                  CYTOVIA, INC.

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

        In consideration of my employment or continued employment by CYTOVIA, INC. (the "COMPANY"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1. NONDISCLOSURE.

      1.1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

      1.2. PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company and its affiliated entities. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes
            (a) trade secrets, inventions, ideas, processes, formulas, data, programs, other works of authorship, know-how, improvements, discoveries, cell lines, viruses, vectors, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

      1.3. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

      1.4. NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       1.

      2.1. PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, and other intellectual property rights throughout the world.

      2.2. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. I agree not to incorporate into any Company product any Prior Invention that I do not own or with respect to which I do not have the right to grant such a nonexclusive license to the Company. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

      2.3. ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first conceived, reduced to practice or fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

      2.4. NONASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under
            Section 2870 of the California Labor Code (hereinafter "SECTION 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

      2.5. OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for twelve (12) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others that relate to the Company's field of business or to the work I performed for the Company during my employment ("Related Subsequent Inventions"). In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment that claim or disclose Related Subsequent Inventions. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

      2.6. GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       2.

      2.7. WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

      2.8. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

      2.9. In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one
      (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, samples, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       3.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.   GENERAL PROVISIONS.

11. GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Orange County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

      11.1. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      11.2. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

      11.3. SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

      11.4. EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

      11.5. WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

      11.6. ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated:________________

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       4.

______________________________________
SIGNATURE

ACCEPTED AND AGREED:

CYTOVIA, INC.




By:_________________________________

Vice President of Operations




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       5.

                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION

        THIS IS TO NOTIFY you in accordance with Section 2870 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

        (1) Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

        (2) Result from any work performed by you for the Company.

        To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

        This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

        I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                            By:_________________________________
                                               EMPLOYEE

                                            Date:_______________________________


WITNESSED BY:


_________________________________

Dated:___________________________



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      A-1.

                                    EXHIBIT B

TO:        CYTOVIA, INC.

FROM:      EMPLOYEE

DATE:      _______________________

SUBJECT:   PREVIOUS INVENTIONS

        1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by CYTOVIA, INC. (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

        [ ]      No inventions or improvements.

        [ ]      See below:

                 _______________________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________


[ ]     Additional sheets attached.

        2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

        INVENTION OR IMPROVEMENT        PARTY(ies)          RELATIONSHIP

1.      _________________________       _______________     ____________________

2.      _________________________       _______________     ____________________

3.      _________________________       _______________     ____________________

[ ]     Additional sheets attached.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      A-1.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                      D-1